Exhibit 2.1

AGREEMENT OF PURCHASE AND SALE AND
JOINT ESCROW INSTRUCTIONS

BY AND BETWEEN

LARO PROPERTIES, L.P.,
a California limited partnership,

AS SELLER

AND

REXFORD INDUSTRIAL REALTY, L.P.,

a Maryland limited partnership,

AS PURCHASER

FOR

12907 Imperial Hwy, Santa Fe Springs, California

10509 Business Drive, Fontana, California

13231 Slover Avenue, Fontana, California

Dated as of November 4, 2014

AGREEMENT OF PURCHASE AND SALE AND
JOINT ESCROW INSTRUCTIONS

THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (“Agreement”) is made as of November 4, 2014 (the “Effective Date”), by and between LARO PROPERTIES, L.P., a California limited partnership (“Seller”), and REXFORD INDUSTRIAL REALTY, L.P, a Maryland limited partnership (“Purchaser”).

ARTICLE I

PURCHASE AND SALE

1.1Agreement of Purchase and Sale.  Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, the following:

(a)those two parcels of land situated in Fontana, California and that parcel of land situated in Santa Fe Springs, California, more particularly described on Exhibits A-1, A-2 and A-3 attached hereto and made a part hereof, containing in the aggregate approximately 16.38 acres of land, which three properties are commonly known as 10509 Business Drive, Fontana, California (the “10509 Property”), 13231 Slover Avenue, Fontana, California (the “13231 Property”), and 12907 Imperial Hwy, Santa Fe Springs, California (the “12907 Property”), respectively, together with all and singular the rights and appurtenances pertaining to such properties, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (the properties described in this clause (a) of Section 1.1 being herein referred to individually as denoted herein, or as a “Property”, and collectively as the “Land”);

(b)all buildings, structures, fixtures and other improvements situated on the Land, including all sidewalks, driveways, parking areas, landscaping and other improvements, all as depicted on the site plans attached hereto as Exhibits B-1, B-2 and B-3 and made a part hereof (the property described in this clause (b) of Section 1.1 being herein referred to collectively as the “Improvements”);

(c)all of Seller’s right, title and interest in and to all other tangible personal property upon the Land or within the Improvements owned by Seller (if any), used exclusively in connection with the operation of the Land and the Improvements (the property described in this clause (c) of Section 1.1 being herein referred to collectively as the “Personal Property”), provided Purchaser acknowledges and agrees that personal property, equipment and fixtures located at or on any of the Land and owned (or leased) by any of the five (5) tenants of the Land and Improvements described in Section 4.7(d) (each individually, a “Tenant” and collectively, the “Tenant(s)”) shall remain the property of the respective Tenant to the extent provided in the Lease (as defined in Section 1.1(d) below) of each such Tenant and shall not be part of the Personal Property of Seller being conveyed to Purchaser;

(d)all of Seller’s right, title and interest in and to all leases, license agreements and occupancy agreements with all the Tenants (the property described in this clause (d) of Section 1.1 being herein referred to individually, as a “Lease”, and collectively, as the “Leases”); and

(e)all of Seller’s right, title and interest in and to, subject to Section 3.2 below, all assignable contracts and agreements (collectively, the “Operating Agreements”), if any, listed and described on Exhibit E attached hereto and made a part hereof (the “Operating Agreements Schedule”), relating to the upkeep, repair, maintenance or operation of the Properties, Improvements or Personal Property which will extend beyond the date of Closing (as such term is defined in Section 4.1 hereof), including specifically, without limitation, (i) all assignable equipment leases, if any, (ii) all assignable existing warranties and guaranties (expressed or implied) issued to Seller in connection with the Improvements or the Personal Property, if any, (iii) licenses, permits, approvals and other entitlements (if any) with respect to the Land and Improvements, (iv) books, records, reports, environmental assessments, plans and specifications and other similar documents (if any) applicable to the Land and Improvements; provided, however, in no event shall Seller be obligated to deliver or allow access to proprietary information or proprietary internal documents prepared by or developed for Seller, and (v) building specific trademarks or tradenames (if any) to the extent owned by Seller and to the extent the same are assignable to Purchaser (the property described in this Section 1.1(e) being sometimes herein referred to collectively as the “Intangibles”).

1.2Property and Properties Defined.  The Land, the Improvements, the Personal Property, the Leases and the Intangibles are hereinafter sometimes referred to collectively as, the “Properties,” and as respects each of the 10509 Property, the 13231 Property and the 12907 Property individually, a “Property.” References to the “Property” shall mean any or all of the 10509 Property, the 13231 Property and/or the 12907 Property, as the context requires.  References to the “10509 Property,” the “13231 Property” or the “12907 Property” shall mean the Land, Improvements, Personal Property, Leases, Operating Agreements, and Intangibles associated with said property, as the context provides.

1.3Permitted Exceptions.  The Properties shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article II hereof (herein referred to collectively as the “Permitted Exceptions”).

1.4Purchase Price.  In consideration of the conveyance by Seller to Purchaser of Seller’s right, title and interest in and to the Properties, Purchaser agrees to pay to Seller the sum of Twelve Million Two Hundred Seventy-Five Thousand and No/100 Dollars ($12,275,000.00) for the 12907 Property (the “12907 Purchase Price”), the sum of Nine Million One Hundred Seventy Five Thousand and No/100 Dollars ($9,175,000.00) for the 10509 Property (the “10509 Purchase Price”) and the sum of Seven Million Six Hundred Thousand and No/100 Dollars ($7,600,000.00) for the 13231 Property (the “13231 Purchase Price”); provided, however, Purchaser shall have the right to reallocate the Purchase Price for each of the Properties in Purchaser’s commercially reasonable discretion, provided, the Purchase Price for any of the Properties shall not deviate by more than three percent (3%) from the Purchase Price for such Property stated above.  The 12907 Purchase Price, the 10509 Purchase Price and the 13231 Purchase Price collectively equal the sum of Twenty Nine Million Fifty Thousand and No/100 Dollars ($29,050,000.00) which is hereinafter referred to as the “Purchase Price”.

1.5Payment of Purchase Price.  The Purchase Price, as increased or decreased by prorations and adjustments as herein provided and reduced by the amount of the Earnest Money, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to a bank account designated by Escrow Company (as such term is defined in Section 1.6 below) in writing to Purchaser prior to the Closing; provided, however, a portion of the Purchase Price attributable to the 12907 Property shall be credited to Purchaser by Purchaser’s assumption upon the Closing of the 12907 Loan as provided in Section 3.3.

1.6Earnest Money.  Within two (2) business days following execution of this Agreement, Purchaser shall deposit with Commerce Escrow (the “Escrow Company”), having its office at 1545 Wilshire Blvd., Los Angeles, CA 90017, Attention:  Robert Minsky the sum of Five Million and No/100 Dollars ($5,000,000.00) (the “Deposit”) in good funds, either by certified bank or cashier’s check or by federal wire transfer.  The Escrow Company shall hold the Deposit in an interest-bearing account (the “Escrow”) in accordance with the terms and conditions hereof and any supplementary instructions executed by the parties pursuant to the provisions of Section 1.8 hereof.  The Deposit, together with all interest earned on such sums, are herein referred to collectively as the “Earnest Money.”  All interest accruing on such sums shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement.  Upon the expiration of the Inspection Period, the Earnest Money shall be non-refundable to Purchaser except in the event of (i) the failure of any condition precedent to the obligations of Purchaser under Section 4.7, (ii) a Seller default as described in Section 6.2, or (iii) any termination by Purchaser allowed under Article VII.  Time is of the essence for the delivery of Earnest Money under this Agreement.  The Earnest Money, including all interest which accrues thereon shall be applied proportionately to the Purchase Price for each of the Properties based on the Purchase Price for each respective Property as compared to the total Purchase Price for all of the Properties.

1.7Independent Consideration.  Seller and Purchaser agree that a portion of the Earnest Money in the amount of One Hundred Dollars ($100.00) (the “Independent Consideration”) has been bargained for as consideration independent of any other consideration provided hereunder, which Independent Consideration is fully earned by Seller and is non-refundable under any circumstances, but which Independent Consideration shall be applicable to the Purchase Price if the Closing occurs.

1.8Delivery to Escrow Company.  Upon mutual execution of this Agreement, each of Purchaser and Seller shall promptly deposit three (3) executed counterparts of this Agreement with Escrow Company and this Agreement shall (along with such supplementary instructions not inconsistent herewith as either party hereto may deliver to Escrow Company) serve as escrow instructions to Escrow Company for the consummation of the purchase and sale contemplated hereby.  Seller and Purchaser agree to execute such additional escrow instructions as Escrow Company may reasonably require and which are not inconsistent with the provisions hereof and which do not impose material new obligations or liabilities on Purchaser or Seller; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

ARTICLE II

TITLE AND SURVEY

2.1Title Examination; Commitment for Title Insurance.  Within three (3) days following the opening of Escrow, Seller shall obtain from Commonwealth Lawyers Title Company (“Title Company”) (Anthony Behrstock, representative) and deliver to Purchaser, a separate current preliminary title insurance report (the “Title Report(s)”) covering each of the Properties, including copies of all title exceptions noted thereon.

2.2Surveys.  Within three (3) days following the opening of Escrow, Seller shall deliver to Purchaser, any existing surveys of the Properties in Seller’s possession (the “Surveys”).  Purchaser may, at its sole cost and expense, update and recertify the Surveys or any of them (each, if any, an “Updated Survey”).

2.3Title Objections; Cure of Title Objections.  Purchaser shall have until the date (the “Title Exam Deadline”), which is five (5) business days prior to the expiration of the Inspection Period to notify Seller, in writing, of such objections as Purchaser may have to anything contained in the Title Report, the Surveys or any Updated Surveys, if any.  Any item contained in the Title Report or any matter shown on the Surveys or on any Updated Surveys (if any) to which Purchaser does not object prior to the Title Exam Deadline shall be deemed a Permitted Exception.  If Purchaser shall notify Seller of objections to title or to matters shown on the Surveys or the Updated Surveys prior to the Title Exam Deadline, Seller shall have the right, but not the obligation, to cure such objections.  Within two (2) business days after receipt of Purchaser’s notice of objections, Seller shall notify Purchaser in writing whether Seller elects to attempt to cure such objections.  Seller’s failure to respond within said two (2) business day period shall be deemed to be Seller’s election not to cure any such objections.  If Seller elects to attempt to cure, and provided that Purchaser shall not have terminated this Agreement in accordance with Section 3.2 hereof, Seller shall have until the date of Closing to attempt to remove, satisfy or cure the same by causing such objection to be removed as an exception to and the Title Report or endorsed around (provided, that, if Seller agrees to cure such matter through title insurance or an endorsement to the Title Policy (as hereinafter defined), then Purchaser shall approve or disapprove the form of such insurance or endorsement in its reasonable discretion) and for this purpose Seller shall be entitled to a reasonable adjournment of the Closing if additional time is required, but in no event shall the adjournment exceed thirty (30) days after the date for Closing set forth in Section 4.1 hereof.  If Seller elects not to cure any objections specified in Purchaser’s notice, or if Seller is unable to effect a cure prior to the Closing (or any date to which the Closing has been adjourned), Purchaser shall have the following options: (i) to accept a conveyance of the Properties subject to the Permitted Exceptions, specifically including any matter objected to by Purchaser which Seller is unwilling or unable to cure, and without reduction of the Purchase Price; or (ii) to terminate this Agreement by sending written notice thereof to Seller, and upon delivery of such notice of termination, this Agreement shall terminate and the Earnest Money (less the Independent Consideration which shall be paid to Seller) shall be returned to Purchaser, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement.  If Seller notifies Purchaser that Seller does not intend to attempt to cure any title objection; or if, having commenced attempts to cure any objection, Seller later notifies Purchaser that Seller will be unable to effect a cure thereof; Purchaser shall, within three (3) business days after such notice has been given, notify Seller in writing whether Purchaser shall elect to accept the conveyance under clause (i) or to terminate this Agreement under clause (ii).  Purchaser’s failure to respond within said three (3) business day period shall be deemed to be Purchaser’s election to accept the conveyance under clause (i) above.  Notwithstanding the foregoing, Seller agrees to cause the removal of (a) all mortgages, deeds of trust or other security instruments encumbering all or any portion of the Properties (other than the lien of the 12907 Loan); (b) all mechanics’ or materialmen’s liens encumbering all or any portion of the Properties which are not the responsibility of the Tenant; (c) judgment liens payable by Seller; (d) tax liens (other than as provided in Section 2.4(b)); and (e) all exceptions to title and survey matters created by Seller on or after the Effective Date without Purchaser’s consent, none of which shall be deemed Permitted Exceptions.

If the Title Report is updated after the Title Exam Deadline and such updated report contains any new exception or matter first disclosed in the Title Report after the effective date of the previous Title Report that is not acceptable to Purchaser (“New Defects”), Purchaser shall have the right to object to the New Defects through a written notice of objection delivered to Seller within two (2) business days after Purchaser’s receipt of the updated Title Report but in any event on or before the then scheduled Closing Date.  If Purchaser fails to issue a notice of objection with respect to New Defects by or before the expiration of the aforementioned two (2) business day period, then Purchaser shall be deemed to have approved said New Defects, which New Defects shall thereafter be Permitted Exceptions.  If Purchaser delivers a written notice of objection to New Defects within the time and manner required herein, then Seller and Purchaser shall follow the same process and have the same rights set forth applicable to a notice of objection to the Title Report issued before the Title Exam Deadline, and the applicable Closing Date shall be extended as reasonably necessary to accommodate that process.

2.4Conveyance of Title.  At Closing, Seller shall convey and transfer to Purchaser such title to the Properties as will enable the Title Company to issue to Purchaser an ALTA Extended Owner’s Policy of Title Insurance (“Title Policy”) for each of the Properties, in the full amount of the Purchase Price allocated to each such Property.  Notwithstanding anything contained herein to the contrary, the Properties shall be conveyed subject to the following matters, which shall be deemed to be Permitted Exceptions:

(a)the rights of all Tenants, as tenant under the Leases;

(b)the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

(c)liens, encumbrances or other items created by Purchaser or its agents, and the lien of the 12907 Loan;

(d)local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Properties; and

(e)items appearing of record or shown on the Surveys and, in either case, not objected to by Purchaser or waived or deemed waived by Purchaser in accordance with Sections 2.3 or 2.5 hereof.

ARTICLE III

INSPECTION PERIOD
&
12907 Loan Assumption

3.1Right of Inspection.  During the period beginning upon the Effective Date until the Closing or earlier termination of this Agreement, Purchaser shall have the right to make a physical inspection of the Properties and to examine at such place or places at the Properties, in the offices of Seller or the property manager of the Properties or elsewhere in Los Angeles County, California, as the same may be located, any operating files maintained by Seller or its property manager in connection with the leasing, current maintenance and/or management of the Properties, including, without limitation, the Leases, lease files, including current rent roll for the tenants of each of the Properties, Operating Agreements, insurance policies, bills, invoices, receipts and other general records relating to the income and expenses of the Properties, correspondence, surveys, plans and specifications, warranties for services and materials provided to the Properties, environmental audits and similar materials, but excluding materials not directly related to the leasing, current maintenance and/or management of the Properties such as, without limitation, Seller’s internal memoranda, financial projections, budgets, appraisals, accounting and tax records and similar proprietary, elective or confidential information.  Purchaser understands and agrees that any on-site inspections of the Properties shall be conducted upon at least twenty-four (24) hours’ prior written notice to Seller; Purchaser agrees that Seller or its representative may attend any such inspection.  Such physical inspections shall not unreasonably interfere with the use of the Properties by Seller or any Tenants nor shall Purchaser’s inspection damage the Properties in any respect.  Such physical inspection shall not be invasive in any respect (unless Purchaser obtains Seller’s prior written consent), and in any event shall be conducted in accordance with standards customarily employed in the industry and in compliance with all governmental laws, rules and regulations.  If the transaction contemplated by this Agreement shall fail to close, then Purchaser shall restore each of the Properties to a condition which is as near as possible to its original condition as existed prior to any such inspections and/or tests; provided, that, Purchaser shall have no obligation to repair any damage caused by the acts or omissions of Seller, its agents or representatives or to remediate, contain, abate or control any pre-existing condition of the Properties which existed prior to Purchaser’s entry thereon.  Purchaser and Seller agree that any Phase I environmental testing shall not be considered “invasive” for purposes of the preceding sentence.  Seller shall cooperate with Purchaser in its due diligence (including, without limitation, using good faith efforts to arrange any tenant or property manager interview) but shall not be obligated to incur any liability or expense in connection therewith.  Purchaser shall not contact the Tenants without obtaining Seller’s prior written consent and shall use commercially reasonable efforts to not disrupt Seller’s or the Tenant’s activities on the Properties.  Purchaser agrees to indemnify against and hold Seller harmless from any claim for liabilities, costs, expenses (including reasonable attorneys’ fees actually incurred) damages or injuries arising out of or resulting from the inspection of the Properties by Purchaser or its agents, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller shall survive Closing or any termination of this Agreement for one (1) year; provided, that, Purchaser’s indemnity hereunder shall not include any losses, cost, damage or expenses resulting from the acts of Seller, its agents or representatives, or the mere discovery of any pre-existing condition of the Properties which is not exacerbated as a result of such inspection.  All inspections shall occur during normal business hours.  Prior to Purchaser entering the Properties to conduct the inspections and/or tests described above, Purchaser shall obtain and maintain, at Purchaser’s sole cost and expense, and shall deliver to Seller evidence of, the following insurance coverage, and shall cause each of its agents and contractors to obtain and maintain, and, upon request of Seller, shall deliver to Seller evidence of, the following insurance coverage: general liability insurance, from an insurer reasonably acceptable to Seller, in the amount of One Million and No/100 Dollars ($1,000,000.00) combined single limit for personal injury and property damage per occurrence, such policy to name Seller as an additional insured party, which insurance shall provide coverage against any claim for personal liability or property damage caused by Purchaser or its agents, employees or contractors in connection with such inspections and/or tests.  Purchaser may satisfy its insurance obligations under this Section 3.1 through blanket policies of insurance.

3.2Inspection Period; Right of Termination.  Seller agrees that if Purchaser determines (such determination to be made in Purchaser’s sole and absolute discretion) that any or all of the Properties are not suitable for its purposes, Purchaser shall have the right to terminate this Agreement as to all Properties (and not less than all) by giving written notice thereof to Seller prior to 5:00 p.m. on the date which is twenty one (21) days after the Effective Date of this Agreement (the “Inspection Period”).  If Purchaser gives such notice of termination within the Inspection Period, this Agreement shall terminate as to all of the Properties and the Earnest Money (less the Independent Consideration which shall be paid to Seller) shall be promptly returned to Purchaser.  Time is of the essence with respect to the provisions of this Section 3.2.  If Purchaser fails, prior to expiration of the Inspection Period, to deliver written notice to Seller of Purchaser’s waiver of Purchaser’s termination right under this Section 3.2, then Purchaser shall be deemed to have approved all of the Properties and the Earnest Money (less the Independent Consideration which shall be paid to Seller) shall be deemed non-refundable to Purchaser in accordance with and subject to the terms of Section 1.6 of this Agreement.  Purchaser may deliver written notice to Seller on or before the expiration of the Inspection Period that Purchaser desires one or more of the Operating Agreements to be terminated, in which case, on or before the Closing, Seller shall, at Seller’s cost (if applicable), cause such Operating Agreements designated by Purchaser to be terminated at the Closing.

3.312907 Loan Assumption.

(a)12907 Property Loan. The 12907 Property is currently encumbered by a Deed of Trust, Security Agreement and Fixture Filing (the “Deed of Trust”), by Seller, as trustor, and Seller executed that certain Promissory Note (the “Note”) payable to The Lincoln National Life Insurance Company (“Beneficiary”), securing a 12907 Loan (the “12907 Loan”) in the original principal amount of $6,000,000.00.  The  Deed of Trust, the Note, and all documents related to either or both of Deed of Trust and the Note thereto shall be referred to hereinafter collectively as the “12907 Loan Documents”, which documents are more particularly described in Exhibit “J” attached hereto and incorporate by this reference herein.  Seller shall (a) continue to make all regularly scheduled payments of interest due on the 12907 Loan to from and after the Effective Date and continuing to the Closing Date and (b) timely perform all obligations of Seller under the 12907 Loan Documents through the Closing Date.

(b)Assumption.   The parties hereby acknowledge and agree that, as a condition precedent to each of Purchaser’s and Seller’s respective obligation to close the purchase of the 12907 Property (only) under this Agreement, (A) Beneficiary shall have agreed in writing to Purchaser’s assumption of the 12907 Loan (“Beneficiary's Consent”) pursuant to assumption documents acceptable to Purchaser  and Beneficiary (the “12907 Loan Assumption Documents”), and (B) Beneficiary shall have irrevocably committed that it is ready and willing to have Purchaser assume the 12907 Loan pursuant to the 12907 Loan Assumption Documents, without Beneficiary imposing any new requirements for new 12907 Loan reserves or impounds or other material changes to the 12907 Loan Documents (collectively, the “12907 Loan Assumption Approval”).  Purchaser shall have the right to pursue the 12907 Loan Assumption Approval process and Seller shall reasonably cooperate with Purchaser in connection therewith.  Seller shall request Beneficiary’s form of application for Purchaser to assume the 12907 Loan within three (3) business days following the Effective Date, and shall provide to Purchaser any documents relating to the 12907 Loan Assumption Documents received from Beneficiary within two (2) days following its receipt thereof.  Purchaser shall use diligent and commercially reasonable efforts to (a) make all applications to assume the 12907 Loan, (b) provide all reasonable documents, opinions, indemnities and guaranties required by the Beneficiary and acceptable to Purchaser (including, without limitation, the 12907 Loan Assumption Documents) and (c) take all actions, including, but not limited to, complying with the assumption requirements imposed in the 12907 Loan Agreement, that are reasonably necessary to assume the 12907 Loan (all such actions, the “12907 Loan Assumption Undertakings”).  Upon request by Seller, Purchaser shall update Seller regarding Purchaser’s efforts to assume the 12907 Loan and shall provide Seller with copies of any material and non-confidential correspondence not previously delivered to Seller issued and/or received by Purchaser with respect to the 12907 Loan Assumption Undertakings.

(c)Assumption Costs.  Purchaser shall be solely responsible for all fees, costs and expenses related to the 12907 Loan Assumption Approval and the 12907 Loan Assumption Undertakings, including, but not limited to, any transfer fees, Beneficiary’s legal, processing, accounting, title insurance and appraisal fees (excluding out of pockets expenses incurred by or chargeable to Seller, including but not limited to, Seller’s attorneys’ fees (the “12907 Loan Assumption Costs”).  Notwithstanding any provision of this Agreement to the contrary, Purchaser shall not assume any obligation for interest, late fees, penalties or delinquent payments or other obligations with respect to the 12907 Loan, arising prior to the 12907 Loan Assumption, and Seller shall pay or otherwise perform same prior to or at Closing through Escrow Company.  The foregoing obligations of Purchaser and Seller shall survive the Closing and shall not be merged into the Deed or any other closing document.

(d)Parties’ Termination Right.  If the 12907 Loan Assumption Approval has not occurred by the date which is one hundred twenty (120) days following the Effective Date (the “Initial Assumption Approval Deadline”), subject to extension as provided below, then notwithstanding Purchaser’s prior approval of the Properties under Section 3.2 above, Purchaser in its sole discretion shall have the right to terminate this Agreement with respect to purchase of the 12907 Property only by delivery of written notice to Seller, in which event Purchaser shall pay any 12907 Loan Assumption Costs incurred (if any) and thereafter Purchaser shall be refunded the remaining portion of the Earnest Money (less the Independent Consideration) and Purchaser shall return all of the documents and shall provide Seller with copies of all final, third party reports prepared on behalf of Purchaser and neither party shall have any further liabilities or obligations hereunder, except for those liabilities and obligations that expressly survive a termination of this Agreement.  Provided Purchaser is using commercially reasonable efforts to obtain the 12907 Loan Assumption Approval, if the 12907 Loan Assumption Approval has not occurred by the Initial Assumption Approval Deadline, Purchaser may extend the Initial Assumption Approval Deadline to the date which is one hundred eighty (190) days after the Effective Date (the “Final Assumption Approval Deadline”; the Initial Assumption Approval Deadline, as extended by the Final Assumption Approval Deadline is herein referred to as the “Assumption Approval Deadline”), by providing written notice to Seller within five (5) business days on or prior to the Initial Assumption Approval Deadline.  If the 12907 Loan Assumption Approval has not occurred by the Final Assumption Approval Deadline, then either Purchaser or Seller, in their respective sole discretion, shall have the right to terminate this Agreement with respect to the purchase of the 12907 Property, in which event the terms of this Section 3.3 shall apply and govern with respect to such Assumption Approval Deadline.

(e)12907 Loan Purchase Price Credit.  If Purchaser assumes the 12907 Loan, at Closing (1) Purchaser shall receive a credit against the Purchase Price for the outstanding principal balance of the 12907 Loan as of the Closing Date as determined by Beneficiary.  Seller shall request a statement from Beneficiary as to the outstanding principal amount as of a date not more than 30 days prior to the date of said statement.  The terms of this Section 3.3(e) will expressly survive termination of this Agreement.

(f)12907 Loan Documents.  Seller shall provide Purchaser with complete copies of all 12907 Loan Documents within three (3) business days following the execution and delivery of this Agreement by Seller and Purchaser (excluding those 12907 Loan Documents which have not already been provided, if any).

(g)Assumption Approval Pertains to 12907 Property Only.  Seller and Purchaser acknowledge that the provisions contained in this Agreement concerning the 12907 Loan, including without limitation, contingencies pertaining to the 12907 Loan Assumption Approval, pertain solely to Seller’s obligation to sell, and Purchaser’s obligation to purchase, the 12907 Property.  Without limiting the generality of the foregoing, Seller and Purchaser acknowledge that the failure of any condition or provision pertaining to the 12907 Loan Assumption and any termination of this Agreement with respect to the 12907 Property shall not relieve Seller or Purchaser from any obligation to proceed to Closing the purchase and sale of the 10509 Property and the 13231 Property on or before the Closing Date for such properties as set forth in Section 4.1 below.

ARTICLE IV

CLOSING

4.1Time and Place.  The parties shall conduct an escrow closing (the “Closing”) on or before the date (the “Closing Date”) which is three (3) business days following (i) the expiration of the Inspection Period with respect to the 10509 Property and the 13231 Property, and (ii) the date Beneficiary and Purchaser (as assuming borrower) execute the 12907 Loan Assumption Documents (described in Section 3.3) with respect to the 12907 Property (i.e., Purchaser and Seller shall be obligated to close the purchase of the 10509 Property and the 13231 Property separate from and prior to the Closing for the 12907 Property if the 12907 Loan Assumption Documents for the 12907 Property have not been signed by Beneficiary and Purchaser by the Closing Date for the 10509 Property and the 13231 Property); provided, however, Seller shall have the right to extend the Closing Date for the 12907 Property for up to one additional period of thirty (30) days upon written notice to Purchaser and Escrow Holder given at least ten (10) business days prior to the then scheduled Closing Date in question to accommodate Seller’s intent to complete a 1031 tax deferred exchange, provided that Seller causes Tenant Estoppels for the 10509 Property to be updated by Tenants as necessary to cause all Tenant Estoppels for said 10509 Property to be dated no earlier than thirty (30) days before the Closing for that property.  If the Closing with respect to any Property does not occur on or before the applicable Closing Date for such Property (as the same may be extended as provided herein), the Escrow Company shall, unless it is notified by both Seller and Purchaser to the contrary within three (3) days after the Closing Date, return to the depositor thereof all items which were deposited by such party hereunder, other than (A) the Independent Consideration which shall be paid to Seller, and (B) the Earnest Money Deposit (or in the case of the 12907 Property, so much thereof as has not been applied to the Purchase Price for the 10509 Property and the 13231 Property) which shall be distributed by Escrow Holder to Purchaser if there is a failure of condition to a Closing for Purchaser’s benefit, a termination of this Agreement under to Article VII below, or in the event of Seller Default as described in Article VI, or to Seller in the event of Purchaser Default as described in Article VI.  At the times set forth therein, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 hereof and Section 4.3 hereof, the performance of which obligations shall be concurrent conditions.

4.2Seller’s Obligations at Closing.  Not less than one (1) business day prior to each applicable Closing, Seller shall deliver to the Title Company:

(a)duly executed grant deeds (the “Deeds”) in the form of Exhibit C attached hereto, conveying the Properties being conveyed at such Closing, subject only to the Permitted Exceptions;

(b)four (4) duly executed counterparts of a bill of sale for each of the Properties being conveyed at such Closing in the form of Exhibit D attached hereto;

(c)four (4) duly executed counterparts of an assignment and assumption agreement as to the Leases for each of the Properties being conveyed at such Closing in the form of Exhibit E attached hereto;

(d)four (4) duly executed counterparts of an assignment and assumption agreement as to the Operating Agreements and other Intangibles for each of the Properties being conveyed at such Closing in the form of Exhibit F attached hereto;

(e)the original executed Tenant Estoppels (as defined in Section 5.4(b) hereof), to the extent not previously delivered to Purchaser;

(f)four (4) duly executed originals of a notice to each Tenant of for each of the Properties being conveyed at such Closing in the form of Exhibit G attached hereto which Purchaser shall send to the Tenants informing the Tenants of the sale of the Properties and of the assignment to Purchaser of Seller’s interest in, and obligations under, the Leases and directing that all rent and other sums payable under the Leases after the Closing shall be paid as set forth in the notice;

(g)such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

(h)four (4) duly executed counterparts of an affidavit by Seller stating that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act in the form of Exhibit H attached hereto, and four (4) duly executed originals of a California Form 593-C;

(i)the Leases, Operating Agreements and licenses and permits, if any, in the possession or control of Seller or Seller’s agents, together with (i) such leasing and property files and records which are material in connection with the continued operation, leasing and maintenance of each of the Properties and (ii) keys and access codes and cards, if any, for each of the Properties being conveyed at such Closing;

(j)with respect to the 12907 Property Closing only, the 12907 Loan Assumption Documents (as defined in Section 3.3) as Beneficiary may require from Seller in connection with Purchaser’s assumption of the 12907 Loan, duly executed by Beneficiary and Seller;

(k)such additional documents as shall be reasonably required to consummate the transaction expressly contemplated by this Agreement, including, without limitation, reasonable or customary title affidavits and indemnities.

At the Closing, Seller shall deliver to Purchaser possession and occupancy of the applicable Properties for which such Closing is taking place, subject to the Permitted Exceptions including the Leases, the Tenants and the 12907 Loan.  Purchaser shall cooperate, at no cost or liability to Purchaser, with Seller for a period of one (1) year after the Closing in case of Seller’s need in response to any legal requirements, tax audits, tax return preparation or litigation threatened or brought against Seller, by allowing Seller and its agents or representatives access, upon reasonable advance notice (which notice shall identify the nature of the information sought by Seller), at all reasonable times to examine and make copies of any and all instruments, files and records delivered to Purchaser by or on behalf of Seller before the Closing and pertaining to the period of Seller's ownership of the Properties, which right shall survive the Closing for a period of twelve (12) months.

4.3Purchaser’s Obligations at Closing.  Not later than one (1) business day prior to Closing (except for the funds described in Section 4.3(a), which shall be delivered on the day of the Closing), Purchaser shall deliver to Title Company:

(a)the full amount of the Purchase Price applicable to each of the Properties which are the subject of such Closing (less a pro rata portion of the Earnest Money (based on the Purchase Price for the Properties which are the subject of the Closing as compared to the total Purchase Price for all of the Properties), as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to Section 1.5 hereof, it being agreed that at Closing a pro rata portion of the Earnest Money shall be delivered to Seller and applied towards payment of the Purchase Price (with the balance of the Earnest Money to be retained in Escrow for application to the Purchase Price for the balance of the Properties);

(b)four (4) original counterparts of the instruments described in Sections 4.2(b), 4.2(c), 4.2(d) and 4.2(j) hereof duly executed by Purchaser;

(c)such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser;

(d)the 12907 Loan Assumption Documents, duly executed by Purchaser; and

(e)such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

4.4Title Company’s Obligations at Closing.  At Closing, Title Company shall:

(a)at such time as Title Company holds (i) and is irrevocably obligated to deliver the Purchase Price for the Properties in question to Seller, and (ii) with respect to the 12907 Property Closing only, fully executed originals of all recordable 12907 Loan Assumption Documents, if any, as directed by Purchaser and Beneficiary (the “12907 Recordables”), record the Deed for each such Property and the 12907 Recordables with respect to the 12907 Property in the Official Records of Los Angeles County, California.

(b)deliver to Seller the balance of the Purchase Price applicable to the Properties in question, as increased or decreased by prorations and adjustments as herein provided, by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Title Company prior to the Closing;

(c)deliver to Seller and Purchaser copies or two (2) fully executed counterparts of the instruments delivered by Seller and Purchaser as described in Section 4.2 hereof with respect to the Properties in question;

(d)collate and deliver to each of Seller and Purchaser settlement statements prepared by Title Company and approved by Seller and Purchaser; and

(e)comply with the written instructions of Seller, Purchaser and Beneficiary, as applicable.

4.5Credits and Prorations.

(a)The following shall be apportioned with respect to each of the Properties as of 12:01 a.m., on the day of Closing, as if Purchaser were vested with title to each such Property during the entire day upon which Closing occurs (prorations shall be calculated separately with respect to each of the 10509 Property, the 13231 Property and the 12907 Property):

(i)all income from such Properties, including, without limitation, rents, if any, as and when collected (the term “rents” as used in this Agreement includes all payments due and payable by tenants under the Leases);

(ii)taxes (excluding taxes on the Personal Property, which shall not be pro-rated but shall be paid in full by Seller at Closing) and assessments levied against such Properties (including any supplemental or escaped taxes provided that any supplemental or escaped taxes accruing before the Closing Date shall be charged to and paid fully by Seller and any supplemental or escaped taxes attributable to the period on and after the Closing shall be charged to and fully paid by Seller, in each case regardless of when billed);

(iii)payments under the Operating Agreements to be assumed by Purchaser, if any, with respect to such Properties;

(iv)gas, electricity and other utility charges with respect to such Properties for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing (but only if Purchaser does not cause new service to be placed in its name effective as of the Closing Date as provided in Section 4.5(b)(i) below); and

(v)any other operating expenses or other items pertaining to the Properties in question which are customarily prorated between a purchaser and a seller in the area in which such Properties are located.

(vi)Purchaser and Seller shall prorate those items, and Seller or Purchaser, as applicable, shall receive a credit or charge in connection with the 12907 Loan as provided in Section 3.3.

(b)Notwithstanding anything contained in the foregoing provisions:

(i)At Closing, Seller shall be entitled to receive and retain all refundable cash or other deposits posted with utility companies serving the Properties in question.  Purchaser shall establish its own account with the applicable utility companies serving such Properties and post the required deposits therewith.

(ii)Any taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid.  If taxes and assessments for the current year have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing and Purchaser shall pay the taxes and assessments prior to their becoming delinquent.  Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed.  To the extent that the actual taxes and assessments for the current year differ from the amount apportioned at Closing (including any supplemental or escaped taxes related to the period prior to the Closing), the parties shall make all necessary adjustments by appropriate payments between themselves following Closing.

(iii)Charges referred to in Section 4.5(a) hereof which are payable by Tenant(s) to any third party shall not be apportioned hereunder, and Purchaser shall accept title subject to any of such charges unpaid and Purchaser shall look solely to the Tenant(s) responsible therefor for the payment of the same (and Seller shall not receive its proportionate share of such payments until such time that Purchaser collects same from Tenants, in which case such post Closing payments shall be apportioned as provided in Section 4.2(b)(v) below).

(iv)Seller shall receive the entire advantage of any discounts for the prepayment by it of any taxes, water rates or sewer rents to the extent such payments are made by Seller prior to the Closing.

(v)As to gas, electricity and other utility charges referred to in Section 4.5(a)(iv) hereof, Seller may on notice to Purchaser elect to pay one or more of all of said items accrued to the date herein above fixed for apportionment directly to the person or entity entitled thereto, and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller’s obligation to pay such item directly in such case shall survive the Closing.  Seller shall use commercially reasonable, good faith efforts to cause all utilities to be read by the applicable utility supplier as close to the Closing as possible.

(vi)Unpaid and delinquent rent collected by Seller and Purchaser after the date of Closing shall be delivered as follows: (a) if Seller collects any unpaid or delinquent rent for any Property, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Purchaser any such rent which Purchaser is entitled to hereunder relating to the date of Closing and any period thereafter, and (b) if Purchaser collects any unpaid or delinquent rent from any Property, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such rent which Seller is entitled to hereunder relating to the period prior to the date of Closing.  All rent received by Purchaser or Seller after the date of Closing shall (regardless of how designated by the Tenant) be applied first, in payment of rent for the month in which the Closing occurs (the “Closing Month”) but only with respect to rents collected during the Closing Month, second, in payment of rent due and unpaid for the months following the Closing Month and third, to the payment of rents due and unpaid for the months prior to the Closing Month.  Within five (5) days following the execution of this Agreement, and again at the Closing, Seller will deliver to Purchaser a statement of any Tenant delinquencies.  Purchaser will deliver notice to the applicable Tenant of any delinquent rents owed as of the Closing for a period of six (6) months thereafter, but Purchaser will not be obligated to institute any lawsuit or other collection procedures or to exercise any other remedies or incur any expenses to collect delinquent rents.  If there shall be any rents or other charges under any Lease which, although relating to a period prior to Closing, do not become due and payable until after Closing or are paid prior to Closing but are subject to adjustment after Closing (such as year-end common area expense reimbursements and the like), then any rents or charges of such type received by Purchaser or its agents or Seller or its agents subsequent to Closing shall, to the extent applicable to a period extending through the Closing, be prorated between Seller and Purchaser as of Closing and Seller’s portion thereof shall be remitted promptly to Seller by Purchaser but only if Purchaser has been paid in full with respect to such amounts attributable to the period on and after the Closing.  Seller may not maintain or pursue actions to collect delinquent rents after the Closing.

(vii)Purchaser shall be given a credit at Closing for any and all brokerage commissions, tenant improvement costs, and other leasing costs and expenses which are accrued and unpaid by Seller under any Leases as of the Closing for each applicable Property in question (“Pre-Closing Leasing Expenses”); and Seller shall indemnify and defend Purchaser with respect to all such Pre-Closing Leasing Expenses which were not credited to Purchaser at Closing.  Notwithstanding the foregoing, Purchaser shall be responsible for any leasing commissions arising and accruing as a result of any options to extend or renew any Lease beyond the current (as of the Closing) expiration of such Lease, which is exercised after the Effective Date and any such leasing commissions shall be prorated with Seller being responsible for all amounts applicable to any period prior to the Closing and Purchaser being responsible for all amounts applicable to any period from and after the Closing.

(c)Seller will prepare a reconciliation as of the Closing of the amounts of all operating expenses, utilities and taxes in excess of the applicable base year or expense stop specified in the Lease (collectively an “Operating Expense Recovery”) for the period of calendar year 2014 through the Closing.  Seller shall provide Purchaser with a final reconciliation of Operating Expense Recovery for the period of calendar year 2014 through the Closing within one hundred twenty (120) days after the Closing.  Included with the final reconciliation of

Operating Expense Recovery will be Seller’s final general ledger for calendar year 2014 through the Closing along with gross-up and other computations needed to compute the amounts owed by Tenant for the period of calendar year 2014 through the Closing and copies of all invoices and other supporting documents with respect to such amounts.  Purchaser shall have the right to review such computations to ensure such amounts are in compliance with the Lease.  In connection with Purchaser's calendar year 2014 reconciliation with the Tenants, Purchaser agrees to refund Seller’s portion of any amounts owed by any Tenant as a result of such reconciliation to the extent actually collected from such Tenant within thirty (30) days of receipt of such funds but only if Purchaser has been paid in full with respect to such amounts attributable to the period on and after the Closing.  If any Tenant is owed a refund, Seller agrees to refund to Purchaser its proportionate share within thirty (30) days after receiving notification from Purchaser of such amounts owed; Seller shall have the right to review the reconciliation and withhold any refund until the completion of said review, which review shall be completed in not more than thirty (30) days.

(d)The provisions of this Section 4.5 shall survive Closing.

(e)Five (5) days prior to the Closing Date, Escrow Company shall deliver to each of the parties for their review and approval a preliminary closing statement (the “Preliminary Closing Statement”) based on an income expense statement prepared by Seller, approved by Purchaser and Beneficiary, and delivered to Title Company prior to said date, setting forth (i) the proration amounts allocable to each of the parties pursuant to this Section 4.5, (ii) the closing costs allocable to each of the parties pursuant to Section 4.6 hereof and (iii) any credits due hereunder (if any).  Based on each of the party’s comments, if any, regarding the Preliminary Closing Statement, Title Company shall revise the Preliminary Closing Statement.

4.6Closing Costs.  Seller shall pay (a) the fees of any counsel representing it in connection with this transaction; (b) the ALTA standard portion of the premium for the Owner’s Policy of Title Insurance to be issued to Purchaser by the Title Company at Closing; (c) any city and/or county transfer tax which becomes payable by reason of the transfer of the Properties; (d) one-half (1/2) of any escrow fee which may be charged by Escrow Company; (e) the cost to record any documents necessary to release any and all liens encumbering the Properties not caused by Purchaser and (f) costs and expenses connected with the 12907 Loan as set forth in Section 3.3.  Purchaser shall pay (u) the fees of any counsel representing Purchaser in connection with this transaction; (v) the premium for the ALTA extended portion of the Owner’s Policy of Title Insurance to be issued to Purchaser by the Title Company at Closing and the costs of any endorsements thereto; (w) for the cost of the any update or recertification of the Survey (or Purchaser shall reimburse Seller for the same if incurred by Seller at Purchaser’s written request); (x) the fees for recording the deed conveying the Properties to Purchaser and for recording the 12907 Loan Assumption Documents; (y) one-half (1/2) of any escrow fees charged by Title Company and (z) costs and expenses connected with the 12907 Loan as set forth in Section 3.3.  All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.  The provisions of this Section 4.6 shall survive Closing.

4.7Conditions Precedent to Obligation of Purchaser.  The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing, unless otherwise specified below, of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

(a)Seller shall have delivered to the Escrow Company, the Title Company or Purchaser (as applicable) all of the items required to be delivered pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2 hereof.

(b)Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

(c)At least ten (10) business days prior to the Closing for the 12907 Property, the 12907 Loan Assumption Approval shall have occurred in accordance with the provisions of Section 3.3, and Beneficiary is ready, willing and able to close the 12907 Assumption.

(d)At least three (3) business days prior to the expiration of the Inspection Period, Seller shall have obtained and delivered to Purchaser estoppel certificates in the form attached hereto as Exhibit I (“Tenant Estoppels”) from Toyota Lift of Los Angeles, the Tenant of the 12907 Property, Industrial Insulations and Sunkist Growers, the Tenants of the 10509 Property and Swefco Packaging and Cardboard Packaging dba RKR Distributors, the Tenants of the 13231 Property which do not (i) disclose any terms of the applicable Lease which are not expressly set forth in said Lease, including, without limitation, additional economic obligations of landlord, that were not previously disclosed to Purchaser in writing, (ii) allege any default of either party under the applicable Lease, (iii) disclose any dispute between Seller and the Tenant in question, (iv) confirm that the applicable Lease is in full force and effect, or (v) include material changes (as determined by Purchaser in its sole but good faith discretion) from the form attached hereto as Exhibit I.  If any Tenant Estoppel includes any of the items described in clause (i) through (v) of the preceding sentence, then Purchaser shall approve or may disapprove such Tenant Estoppel prior to the expiration of the Inspection Period (and Purchaser’s failure to respond prior to the expiration of the Inspection Period shall be deemed to be Purchaser’s approval of the Tenant Estoppel in question).  At Seller’s option, the Inspection Period may be extended for a period not to exceed thirty (30) days, until (i) any missing Tenant Estoppel is received by Purchaser, and (ii) Purchaser has had at least three (3) business days after receipt of such Tenant Estoppel to review and approve same; provided that such extension does not cause any Tenant Estoppel to be dated more than thirty (30) days before the Closing.

(e)Title Company shall be prepared and irrevocably committed to issue to Purchaser the Title Policy, with the Required Endorsements, in favor of Purchaser in an amount equal to the Purchase Price applicable to the Property in question showing fee simple title to such Property vested in Purchaser subject only to the Permitted Exceptions.

(f)No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other similar proceedings shall be pending or threatened, against the Seller or any Tenant under the Leases.

(g)The Leases shall be in full force and effect without any material monetary default by Seller or the Tenants thereunder.

(h)Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

(i)All of the representations and warranties of Seller contained in this Agreement shall be true and correct as of the Closing Date.

If any such condition precedent has not been satisfied, Purchaser may terminate this Agreement and receive a return of the Earnest Money not previously released to Seller in connection with a prior Closing of a sale of any of the Properties (less the Independent Consideration which shall be paid to Seller); provided, however, that prior to such termination, Purchaser shall provide written notice to Seller of its intent to terminate and Seller shall have ten (10) days from the date of such notice to attempt to satisfy such condition.

4.8Conditions Precedent to Obligation of Seller.  The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

(a)Purchaser shall have delivered the Purchase Price for the Properties and Closing in question to Escrow Company as adjusted pursuant to and payable in the manner provided for in this Agreement.

(b)Purchaser shall have executed and delivered the 12907 Loan Assumption Documents.

(c)Purchaser shall have delivered to Seller, the Escrow Company or Title Company (as applicable) all of the items required to be delivered to Seller, the Escrow Company or Title Company (as applicable) pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3 hereof.

(d)All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing.

(e)Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1Representations and Warranties of Seller.  Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date and as of the Closing:

(a)Organization and Authority.  Seller has been duly organized and is validly existing and in good standing under the laws of California.  Seller has the full right, power and authority to enter into this Agreement and the other documents to be entered into by Seller pursuant to this Agreement including without limitation the Deeds and the 12907 Loan Assumption Documents (collectively, the “Seller Closing Documents”) and, to transfer all of the Properties to be conveyed by Seller pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein to be made by Seller.  Seller has obtained all required consents, releases, and approvals necessary to execute this Agreement and consummate the transaction contemplated by this Agreement.  This Agreement has been and, when executed and delivered, the Seller Closing Documents will be duly authorized, executed and delivered and constitute legal, valid and binding obligations of Seller enforceable in accordance with their respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, rehabilitation, liquidation, conservation, dissolution, reorganization, moratorium and similar laws affecting the rights of creditors, generally, and to general equity principles.  The person signing this Agreement on behalf of Seller is authorized to do so.

(b)Pending Actions.  There is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending or, to Seller’s knowledge, threatened against the Properties or the transaction contemplated by this Agreement.

(c)Leases.  Seller is the landlord under the Leases.  There are no other leases or occupancy agreements affecting the Properties.  The Leases have not been amended, modified or supplemented except as has been disclosed by Purchaser. To Seller’s knowledge, there has been no assignment in whole or in part of any Tenant’s interest under any Lease nor has there been any sublease of all or any portion of the Premises demised under such Tenant’s Lease.  Seller has delivered to Purchaser a true, correct and complete copy of all of the Leases (including all modifications, amendments and supplements thereto).

(d)Operating Agreements.  Other than the Operating Agreements, there are no other service contracts, maintenance contracts, union contracts, management contracts, contracts for the purchase of goods or services or other contracts relating to the upkeep, repair, maintenance or operation of the Properties by which Seller is bound which shall (subject to Purchaser’s termination right in Section 3.2 above) survive the Closing.

(e)Employees.  There are no employees who are employed by Seller in the operation, management or maintenance of the Properties whose employment will bind Purchaser after the Closing.  On and after the Closing, there will be no obligations concerning any pre-Closing employees of Seller which will be binding upon Purchaser or the Properties.

(f)Condemnation.  To Seller’s knowledge, no condemnation proceedings relating to the Properties are pending or threatened.

(g)OFAC.  Seller represents and warrants that (a) Seller and, to Seller’s actual knowledge, each person or entity owning an interest in Seller is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, and (iii) not an Embargoed Person (as hereinafter defined), (b) to Seller’s actual knowledge, none of the funds or other assets of Seller constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person, and (c) to Seller’s actual knowledge, no Embargoed Person has any interest of any nature whatsoever in Seller (whether directly or indirectly).  The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder.

(h)Bankruptcy.  No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or, to Seller’s knowledge, threatened, against Seller.

(i)Compliance with Laws.  Seller has received no written notice of any uncured condition currently or previously existing on the Properties or any portion thereof which constitutes a violation of any existing laws, rules, regulations, ordinances and orders of all applicable federal, state, city and other governmental authorities in effect as of the date of this Agreement (collectively, “Laws”) applicable to the Properties and to Seller’s actual knowledge, no such condition exists.

(j)No Conflicts.  The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any of the Leases, any indenture, deed of trust, mortgage, loan agreement, or other document, or instrument or agreement, oral or written, to which Seller is a party or by which Seller or the Properties is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Seller or all or any portion of the Properties.

(k)Notices.  Seller has received no written notice from any Tenant (i) to cancel the Tenant’s Lease, (ii) that such Tenant is or may become unable or unwilling to perform any or all of its obligations under such Tenant’s Lease, whether for financial or other reasons, or (iii) that Tenant disputes the base rent or escalation rents or the computation of escalation rents pursuant to such Tenant’s Lease.

(l)Unpaid Commissions.  As of the Closing Date, there will be no brokerage or other leasing commissions due or payable on an absolute or contingent basis to any person in connection with the Leases.

(m)12907 Loan.  To Seller’s knowledge, the 12907 Loan Documents are in full force and effect according to the terms set forth therein, and have not been modified, amended, or altered, in writing or otherwise, except as disclosed to Purchaser.  Seller has not received written notice of any claims, disputes or proceedings pending, or to Seller’s knowledge, threatened by Beneficiary in connection with the 12907 Loan.  Seller has no knowledge of the existence of any monetary or material non-monetary default by either Seller or Beneficiary under the 12907 Loan Documents.  The 12907 Loan does not provide for any reserve or impound accounts.  The 12907 Loan Documents scheduled on Exhibit “J” constitute all of the 12907 Loan Documents, and the 12907 Loan Documents previously delivered (or which will be delivered) to Purchaser by or on behalf of Seller are true and complete copies of the 12907 Loan Documents.

5.2Knowledge Defined.  References to the “knowledge” of Seller shall refer only to the actual knowledge of the Seller Designated Employees (as hereinafter defined) of Seller, and shall not be construed, by imputation or otherwise, to refer to the knowledge of any affiliate of Seller, to any property manager, or to any other officer, agent, manager, representative or employee of Seller or any affiliate thereof or to impose upon such Designated Employee.  As used herein, the term “Seller Designated Employees” shall refer to the following persons, who Seller represents are the persons employed by Seller with responsibility for the Properties and who would most likely have knowledge as to the Properties:  Greg St. Clair, whom Seller represents and warrants are the persons on behalf of Seller are most likely to have the facts and circumstances which could cause the representations and warranties of Seller to be untrue.

5.3Survival of Seller’s Representations and Warranties.  The representations and warranties of Seller set forth in Section 5.1 hereof shall survive Closing for a period of twelve (12) months.  No claim for a breach of any representation or warranty of Seller shall be actionable or payable (a) if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Purchaser prior to Closing, or (ii) anything that is expressly set forth in (A) any Tenant Estoppel, or (B) the other due diligence materials provided by Seller, (b) unless the valid claims for all such breaches collectively aggregate more than Twenty-Five Thousand and No/100 Dollars ($25,000.00), in which event the full amount of such claims shall be actionable, and (c) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said twelve (12) month period and an action shall have been commenced by Purchaser against Seller within ninety (90) days after the termination of the survival period provided for above in this Section 5.3.  As used herein, the term “Cap” shall mean the total aggregate amount of One Million and No/100 Dollars ($1,000,000.00). In no event shall Seller’s aggregate liability to Purchaser for breach of any representation or warranty of Seller in this Agreement (excluding the representations in Section 5.1 (a),(e),(g) and (l)) exceed the amount of the Cap.

5.4Covenants of Seller.  Seller hereby covenants with Purchaser as follows:

(a)From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall (i) operate and maintain the Properties in a manner generally consistent with the manner in which Seller has operated and maintained the Properties prior to the date hereof, (ii) provide Purchaser with prompt notice of any material change or circumstances as to the Properties or the Lease of which Seller becomes aware, (iii) maintain its current insurance (or reasonably comparable insurance) in place from the Effective Date through the Closing Date or earlier termination of this Agreement, (iv) not enter into, extend, renew or replace any existing Operating Agreements, including without limitation, service, property management or employment contracts in respect of the Properties which will be binding upon Purchaser following the Closing without Purchaser’s prior written consent (which consent may be withheld in Purchaser’s sole and absolute discretion), (v) not allow to be commenced on its behalf any action, suit or proceeding with respect to all or any portion of the Properties or the Lease without Purchaser’s prior written consent (which consent may be withheld in Purchaser’s reasonable discretion prior to the expiration of the Inspection Period and in Purchaser’s sole and absolute discretion following the expiration of the Inspection Period), (vi) waive any rights under any Lease (or against any Tenant) apply any security deposit under any Lease or modify, terminate, or amend any Lease without Purchaser’s prior written consent (which consent may be withheld in Purchaser’s reasonable discretion prior to the expiration of the Inspection Period and in Purchaser’s sole and absolute discretion following the expiration of the Inspection Period), and (vii) not encumber the Properties with any mortgages, deeds of trust or other encumbrances that will survive Closing (other than the existing 12907 Loan).

(b)At the Closing, Seller shall cause, at Seller’s sole cost, all Operating Agreements designated by Purchaser under Section 3.2 above to be terminated.

(c)Seller shall copy Purchaser on all correspondence delivered to or received from any Tenant prior to the Closing during the Escrow.

5.5Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to Seller:

(a)Organization and Authority.  Purchaser has been duly organized and is validly existing in the State of Maryland, is in good standing under the laws of the State of Maryland and is registered to do business in California.  Purchaser has the full right, power and authority to purchase the Properties as provided in this Agreement and to carry out Purchaser’s obligations hereunder, and all requisite action necessary to authorize Purchaser to enter into this Agreement and the other documents to be entered into by Purchaser pursuant to this Agreement including without limitation the 12907 Loan Assumption Documents (the “Purchaser Closing Documents”) and to carry out its obligations hereunder have been, or by the Closing will have been, taken.  Purchaser has obtained all required consents, releases and approvals necessary to execute this agreement and consummate the transaction contemplated by this Agreement.  This Agreement has been and, when executed and delivered, the Purchaser Closing Documents will be, duly authorized, executed and delivered and constitute legal, valid and binding obligations of Purchaser enforceable in accordance with their respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, rehabilitation, liquidation, conservation, dissolution, reorganization, moratorium and similar laws affecting the rights of creditors, generally, and to general equity principles.  The person signing this Agreement on behalf of Purchaser is authorized to do so.

(b)Pending Actions.  There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against and served upon Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation by Purchaser of the transaction contemplated by this Agreement.

(c)OFAC.  Purchaser and, to Purchaser’s actual knowledge, each person or entity owning, directly or indirectly, a ten percent (10%) or greater interest in Purchaser is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the OFAC and/or on any other similar List, (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, and (iii) not an “Embargoed Person”, and to Purchaser’s actual knowledge, none of the funds or other assets of Purchaser constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person, and to Purchaser’s actual knowledge, no Embargoed Person has any interest of any nature whatsoever in Purchaser (whether directly or indirectly).

(d)No Conflicts.  The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any document, or instrument or agreement, oral or written, to which Purchaser is a party or by which Purchaser is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Purchaser.

5.6Survival of Purchaser’s Representations and Warranties.  The representation and warranties of Purchaser set forth in Section 5.5 hereof shall survive Closing for a period of twelve (12) months.

ARTICLE VI

DEFAULT

6.1Default by Purchaser.  IF THE SALE OF ANY OF THE PROPERTIES IS NOT CONSUMMATED DUE SOLELY TO ANY DEFAULT BY PURCHASER HEREUNDER, WHICH DEFAULT IS NOT CURED WITHIN FIVE (5) BUSINESS DAYS FOLLOWING WRITTEN NOTICE OF SUCH DEFAULT FROM SELLER TO PURCHASER, AND SELLER IS READY, WILLING AND ABLE TO PERFORM HEREUNDER, THEN SELLER SHALL RETAIN THE PRO RATA PORTION OF THE EARNEST MONEY ALLOCABLE TO ALL SUCH PROPERTIES FOR WHICH PUCHASER HAS DEFAULTED AS LIQUIDATED DAMAGES.  THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE SOLELY TO PURCHASER’S DEFAULT HEREUNDER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE.  AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE EARNEST MONEY ALLOCABLE TO EACH OF PROPERTY AND THE TOTAL OF THE EARNEST MONEY AS TO ALL OF THE PROPERTIES IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR UNDER THIS AGREEMENT IN SUCH EVENT.  BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.  THE FOREGOING IS NOT INTENDED TO LIMIT PURCHASER’S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS HEREOF FOR A DEFAULT BY PURCHASER UNDER THIS AGREEMENT.  THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.  SELLER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389.

SELLER: _GS_____________PURCHASER: _HS__________________

6.2Default by Seller.  In the event that Seller fails to consummate this Agreement for any reason other than Purchaser’s default hereunder, which default by Seller is not cured within five (5) business days following notice from Purchaser to Seller of such default, Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the portion of the Earnest Money applicable to the Property as to which Seller has defaulted (less the Independent Consideration which shall be paid to Seller) and a reimbursement of Purchaser’s actual and verified out-of-pocket costs incurred in connection with this Agreement and the transaction contemplated hereby in an amount not to exceed the sum of Seventy-Five Thousand and 00/100 Dollars ($75,000.00) plus any deposits or other payments made by Purchaser to or for the benefit of Beneficiary in connection with 12907 Loan Assumption, which return and reimbursement shall operate to terminate this Agreement and release Seller from any and all liability hereunder (excluding liability for attorneys’ fees and other costs recoverable by Purchaser pursuant to Section 10.24 below and indemnity and other obligations which this Agreements states will survive the termination hereof), or (b) to enforce specific performance of Seller’s obligation to execute the documents required to convey the Properties to Purchaser, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder; provided, further, if specific performance is not available as a remedy due to the sale of the Properties by Seller to a bona fide third party purchaser other than Purchaser, then for a period of thirty (30) days after the date upon which Closing was to have occurred as such Closing may have been extended by Seller or Purchaser hereunder, Purchaser may seek any remedy available at law or in equity without any limitation set forth in this Agreement, including in this Section 6.2, provided that Purchaser’s damages in any such action shall be limited to the difference in the amount of the Purchase Price and the purchase price paid by any bona fide third party purchaser of the Properties.  Except as set forth above, Purchaser expressly waives its rights to seek damages in the event of Seller’s default hereunder which occurs prior to the Closing, other than a default by Seller under Section 5.1.  Purchaser shall be deemed to have elected to terminate this Agreement and receive back the applicable portion of the Earnest Money (and due diligence costs and damages, if applicable) if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Properties are located, on or before sixty (60) days following the date upon which Closing was to have occurred as such Closing may have been extended by Seller or Purchaser hereunder.

ARTICLE VII

RISK OF LOSS

7.1Minor Damage.  Seller shall provide prompt notice to Purchaser in the event of any loss or damage to any of the Properties or any portion thereof or the institution of any proceedings for condemnation of all or any portion of the Properties that occurs after the Effective Date (or which occurred before the Effective Date but about which Seller first obtains knowledge after the Effective Date).  In the event of loss or damage to the Properties or any portion thereof which is not “major” (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller assigns to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance and rental insurance policies or condemnation awards relating to the premises in question.  In such event, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy and, if applicable, any amount for which Seller does not obtain or have the right to obtain insurance proceeds for such damage.  Upon Closing, full risk of loss with respect to the Properties shall pass to Purchaser.

7.2Major Damage.  In the event of a “major” loss or damage, Purchaser may terminate this Agreement with respect to all of the Properties and not as to fewer than all of the Properties (at Purchaser’s election) by written notice to Seller, in which event the Earnest Money (less the Independent Consideration which shall be paid to Seller) shall be returned to Purchaser.  If Purchaser does not elect to terminate this Agreement as to all of the Properties within ten (10) business days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance and rental insurance policies or condemnation awards relating to the premises in question.  In such event, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy and, if applicable, any amount for which Seller does not obtain or have the right to obtain insurance proceeds for such damage.  Upon Closing, full risk of loss with respect to the Properties shall pass to Purchaser.

7.3Definition of “Major” Loss or Damage.  For purposes of Sections 7.1 and 7.2 hereof, “major” loss or damage refers to any of the following:  (i) loss or damage to the Properties or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Purchaser, equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000), (ii) any loss due to a condemnation which permanently and materially impairs the current use of the Properties (such as the loss of rentable square footage in any building, or parking areas or access rights at the Properties), or (iii) any loss which allows a Tenant to terminate its Lease or receive a rental abatement for the period on and after the Closing Date in an amount which would receive the amount as a credit pursuant to Section 7.1 or 7.2 above.  If Purchaser does not give notice to Seller of Purchaser’s reasons for disapproving an architect within five (5) business days after receipt of notice of the proposed architect, Purchaser shall be deemed to have approved the architect selected by Seller.

ARTICLE VIII

COMMISSIONS

8.1Brokerage Commissions.  Seller agrees to pay to HFF (“HFF” or “Broker”) at Closing all brokerage commissions to which HFF is entitled pursuant to a separate written agreement between Seller and Broker.  Each party agrees that should any claim be made for brokerage commissions or finder’s fees by any broker or finder other than the Broker by, through or on account of any acts of said party or its representatives, said party will indemnify and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith.  The provisions of this Section 8.1 shall survive Closing or earlier termination of this Agreement.

ARTICLE IX

DISCLAIMERS AND WAIVERS

9.1No Reliance on Documents.  Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby.  Except as expressly stated herein, Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein.  Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees that (a) any environmental or other report with respect to the Properties which is delivered by Seller to Purchaser shall be for general informational purposes only, (b) Purchaser shall not have any right to rely on any such report delivered by Seller to Purchaser, but rather will rely on its own inspections and investigations of the Properties and any reports commissioned by Purchaser with respect thereto, and (c) neither

Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such report or in verbal communication.

9.2Disclaimers.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S LIMITED WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTIES WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTIES DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTIES.  PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTIES “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT.  PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTIES OR RELATING THERETO MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTIES, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT (OR IN ANY CLOSING DOCUMENT).  PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTIES, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTIES AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTIES, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT.  UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT

COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS (INCLUDING, WITHOUT LIMITATION, DEFERRED MAINTENANCE, THE NEED TO REPLACE THE FOOFS OF ALL BUILDINGS COMPRISING THE PROPERTIES, AND NEED TO RESLURRY AND STRIPE PARKING LOTS OF THE PROPERTIES), VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTIES, EXCEPT TO THE EXTENT PROVIDED OTHERWISE IN THIS AGREEMENT.  EXCEPT AS SET FORTH BELOW, PURCHASER AGREES THAT (AS BETWEEN PURCHASER AND SELLER ONLY, AND WITHOUT WAIVER OF ANY RIGHTS OR REMEDIES PURCHASER MAY HAVE AGAINST OTHERS) SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTIES BE REQUIRED AFTER THE DATE OF CLOSING, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF PURCHASER AND SELLER SHALL NOT BE LIABLE TO PURCHASER FOR SUCH CLEAN-UP, REMOVAL OR REMEDIATION.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, AS PART OF THE PROVISIONS OF THIS SECTION 9.2, BUT NOT AS A LIMITATION THEREON, PURCHASER HEREBY AGREES, REPRESENTS AND WARRANTS THAT THE MATTERS RELEASED HEREIN ARE NOT LIMITED TO MATTERS WHICH ARE KNOWN OR DISCLOSED, AND PURCHASER HEREBY WAIVES ANY AND ALL RIGHTS AND BENEFITS WHICH IT NOW HAS, OR IN THE FUTURE MAY HAVE CONFERRED UPON IT, BY VIRTUE OF THE PROVISIONS OF FEDERAL, STATE OR LOCAL LAW, RULES OR REGULATIONS, INCLUDING WITHOUT LIMITATION, SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, WHICH PROVIDES AS FOLLOWS:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

THE RELEASE SET FORTH IN THIS SECTION 9.2 SHALL NOT APPLY TO THE EXTENT OF (I) ANY FRAUD PERPETRATED BY SELLER OR ITS AFFILIATES (OR THEIR RESPECTIVE OFFICERS, DIRECTORS, MEMBERS, AGENTS, REPRESENTATIVES OR EMPLOYEES), (II) ANY INTENTIONAL OR NEGLIGENT MISREPRESENTATION MADE BY SELLER OR ITS AFFILIATES (OR THEIR RESPECTIVE OFFICERS, DIRECTORS, MEMBERS, AGENTS, REPRESENTATIVES OR EMPLOYEES), (III) ANY OBLIGATION OF SELLER WHICH EXPRESSLY SURVIVES THE TERMINATION OF THIS AGREEMENT, OR (IV) ANY THIRD PARTY CLAIMS RELATING TO THE PERIOD OF SELLER'S OWNERSHIP OF THE PROPERTIES, INCLUDING, WITHOUT LIMITATION, CLAIMS FOR CONTRIBUTION OR SUBROGATION IN CONNECTION WITH ENVIRONMENTAL MATTERS AT THE PROPERTIES.

9.3Effect and Survival of Disclaimers.  Seller and Purchaser acknowledge that the compensation to be paid to Seller for the Properties has been decreased to take into account that the Properties is being sold subject to the provisions of this Article IX.  Seller and Purchaser agree that the provisions of this Article IX shall survive Closing.

ARTICLE X

MISCELLANEOUS

10.1Confidentiality.

(a)Purchaser and its representatives shall hold in strictest confidence all data and information obtained with respect to Seller or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that Purchaser may disclose such data and information to the Escrow Company, Title Company, the Beneficiary and the employees, consultants, accountants, joint venture partners, actual or prospective lenders and investors and attorneys of Purchaser or any of the foregoing, and provided further that the foregoing shall not apply to any data or information publicly available, obtained by Purchaser from sources not actually known by Purchaser to be bound to a confidentiality agreement with Seller, developed by Purchaser independently, or to the extent required by law, governmental regulation or court order.  If this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein.  In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 10.1, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information.  Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach.

(b)Seller shall (a) keep confidential the pendency of the transaction contemplated by this Agreement, the terms and conditions contained in this Agreement and the identity of Purchaser and the relationship between Purchaser and the entity to which Purchaser may assign this Agreement, and (b) disclose such information only to Seller’s agents, employees, contractors, consultants or attorneys, as well as Tenant and the Escrow Company, Title Company and Beneficiary with a need to know such information in connection with effecting the transaction contemplated by this Agreement, provided that Seller shall inform all such persons receiving such confidential information from Seller of the confidentiality requirement and (to the extent within Seller’s control) cause such confidence to be maintained.  Disclosure of the pendency of the transaction contemplated by this Agreement by Seller shall not be prohibited if that disclosure is of information that is or becomes a matter of public record or public knowledge or from sources other than Seller or its agents, employees, contractors, consultants or attorneys.  The provisions of this Section 10.1(b) shall survive the termination of this Agreement and the Closing.  In the event of a breach or threatened breach by Seller or its agents or representatives of this Section 10.1, Purchaser shall be entitled to an injunction restraining Seller or its agents or representatives from disclosing, in whole or in part, such confidential information.  Nothing herein shall be construed as prohibiting Purchaser from pursuing any other available remedy at law or in equity for such breach or threatened breach.

10.2Public Disclosure.  Except as set forth in Section 10.1(a), above prior to the Closing, neither Seller nor Purchaser shall release to the public any information with respect to the sale contemplated herein or any matters set forth in this Agreement unless approved by both Purchaser and Seller, which approval shall not be unreasonably withheld.  After the Closing, either party may issue press releases concerning the transactions contemplated by this Agreement, provided that no such press release by a party shall disclose the identity of the other party without the other party’s prior written consent.

10.3Discharge of Obligations.  The acceptance of the Deed by Purchaser and the acceptance by Seller of the Purchase Price shall be deemed to be a full performance and discharge of every representation and warranty made by Seller or Purchaser, as applicable, herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing, but only with respect to the Property to which the Deed or Purchase Price pertains.

10.4Assignment.  Except as provided in Section 10.23, Purchaser may not assign its rights under this Agreement without first obtaining Seller’s written approval, which approval may be given or withheld in Seller’s sole discretion; provided, however, that Purchaser may assign this Agreement to any affiliate of Purchaser so long as such affiliate assumes all of the obligations and reaffirms all representations and warranties of the Purchaser hereunder pursuant to a written assignment and assumption agreement, a copy of which shall be delivered to Seller not later than five (5) business days prior to the Closing Date.  For purposes of this Section 10.3, an affiliate shall mean an entity controlled by or under common control with Purchaser.  Without limitation of the foregoing, no assignment by Purchaser shall relieve Purchaser of any of its obligations or liabilities pursuant to this Agreement.

10.5Notices.  Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile or electronic mail transmission sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile or electronic mail transmission, as of the date of the facsimile or electronic mail transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above.  The attorney for any party may issue any notice on behalf of such party.  Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:	c/o KFG Investment Company 16633 Ventura Boulevard, Suite 1300 Encino, CA 91436 Attention: Greg St. Clair
Attention: Antonio Puente Tel.: (818) 783-0773; (818) 986-8890 x119 Email: gregstclair@earthlink.net; tpuente@kfgic.com

with a copy to:	Cox Castle & Nicholson, LLP 3121 Michelson, Suite 200 Irvine, CA 92612 Attention: David W. Wensley, Esq. Tel.: (949) 260-4634 Email: dwensley@coxcastle.com
If to Purchaser:	Rexford Industrial 11620 Wilshire Boulevard, Suite 1000 Los Angeles, CA 90025 Attention: Howard Schwimmer

Tel.:  (310) 966-3804

Email: howards@rexfordindustrial.com

with a copy to:	Greenberg Glusker Fields Claman & Machtinger LLP 1900 Avenue of the Stars, 21st Floor

Los Angeles, CA 90067

Attention: Kenneth S. Fields, Esq.

Tel.:  (310) 201-7462

Email: kfields@greenbergglusker.com

10.6Binding Effect.  This Agreement shall not be binding in any way upon Seller or Purchaser unless and until Seller and Purchaser shall each have executed and delivered the same to Title Company.

10.7Modifications.  This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

10.8Calculation of Time Periods.  Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State in which the Properties are located (for purposes of this Agreement, each such day a “business day”), in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday.  Additionally, if the Closing Date is scheduled to occur on a Saturday, Sunday or legal holiday or the first business day following a Saturday, Sunday or legal holiday, then the Closing shall occur on the second business day following such Saturday, Sunday or legal holiday.  The final day of any such period shall be deemed to end at 5 p.m., local time.  Time is of the essence of each and every provision of this Agreement.

10.9Successors and Assigns.  The terms and provisions of this Agreement are to benefit and bind the successors and permitted assigns of the parties hereto.

10.10Entire Agreement.  This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

10.11Further Assurances.  Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement (but without expanding the obligations or liability of either party hereunder in any material manner).  Without limiting the generality of the foregoing, Purchaser shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Purchaser with respect to the Properties.  The provisions of this Section 10.11 shall survive Closing.

10.12Counterparts.  This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement.  It shall be necessary to account for only one such counterpart in proving this Agreement.

10.13Severability.  If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

10.14Applicable Law.  THIS AGREEMENT IS PERFORMABLE IN THE STATE IN WHICH THE PROPERTIES ARE LOCATED AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF SUCH STATE.  SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN LOS ANGELES COUNTY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN LOS ANGELES COUNTY IN THE STATE IN WHICH THE PROPERTIES ARE LOCATED.  PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION 10.14 SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

10.15No Third Party Beneficiary.  The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party (including, without limitation, Title Company and Broker), and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.  The provisions of this Section 10.15 shall survive the closing of the transaction contemplated by this Agreement.

10.16Exhibits and Schedules.  The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:

(a)Exhibit ALegal Description of the Properties

(b)Exhibit BSite Plan of the Properties

(c)Exhibit CDeed Form

(d)Exhibit DBill of Sale Form

(e)Exhibit EAssignment and Assumption of Leases Form

(f)	Exhibit FAssignment and Assumption of Operating Agreements, Warranties and Intangibles Form

(g)Exhibit GNotice to Tenants

(h)Exhibit HFIRPTA Certificate

(i)Exhibit IEstoppel Certificate

(j)Exhibit J12907 Loan Documents

10.17Captions.  The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

10.18Construction.  The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

10.19Termination of Agreement.  Subject to the terms of Article VI, above, it is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.

10.20Survival.  The provisions of this Agreement shall survive Closing and shall not be merged into the execution and delivery of the Deed for a period of twelve (12) months.

10.21Escrow Company’s Agreement.  Escrow Company, as escrow agent, is executing this Agreement to confirm its agreement to serve as escrow agent hereunder in accordance with the terms set forth in this Agreement and the supplementary instructions referenced in Section 1.8 hereof.

10.22Natural Hazard Disclosure Statement.  As used herein, the term “Natural Hazard Area” shall mean those areas identified as natural hazards in the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4, and 51183.5, and California Public Resources Code Sections 2621.9, 2694, and 4136, and any successor statutes or laws (the “Act”).  Seller shall provide Purchaser with a Natural Hazard Disclosure Statement (“Disclosure Statement”) at least five (5) business days prior to the expiration of the Inspection Period.  Purchaser acknowledges that Seller has retained the services of an expert (the “Natural Hazard Expert”) to examine the maps and other information made available to the public by government agencies for the purpose of enabling Seller to fulfill its disclosure obligations with respect to the Act and to prepare a written report of the result of its examination (the “Report”).  Purchaser acknowledges that the Report fully and completely discharges Seller from its disclosure obligations under the Act, and, for the purpose of this Agreement, the provisions of Civil Code Section 1103.4 regarding the non-liability of Seller for errors or omission not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert dealing within the scope of its expertise with respect to the examination and Report.  Purchaser acknowledges and agrees that nothing contained in the Disclosure Statement shall release Purchaser from its obligation to fully investigate the condition of the Properties, including, without limitation, whether the Properties are located in any Natural Hazard Area.  Purchaser further acknowledges and agrees that the matters set forth in the Disclosure Statement or Report may change on or prior to the Closing Date and that Seller has no obligation to update, modify, or supplement the Disclosure Statement or Report.  Purchaser shall be solely responsible for preparing and delivering its own Natural Hazard Disclosure Statement to subsequent prospective Purchasers of the Properties.  The provisions of this Section 10.22 shall survive the closing of the transaction contemplated by this Agreement.

10.231031 Exchange.  Either party hereto may elect to seek to structure its purchase or sale, as applicable, of the Properties as a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder (“1031 Exchange”), subject to the limitations set forth herein.  Each party shall reasonably cooperate with the other, at no cost to such cooperating party, in connection with the same, including, but not limited to, executing and delivering a consent to an assignment to a qualified exchange intermediary of rights (but not obligations) under this Agreement; provided that (i) the party desiring to effectuate a 1031 Exchange shall notify the other party of the same not later than ten (10) days prior to the Closing, (ii) neither party shall be required to incur any additional liabilities or financial obligations as a consequence of such cooperation, (iii) neither party shall be relieved of its obligations, representations or warranties under this Agreement, (iv) any attempt to structure an acquisition or sale of the Properties as a 1031 Exchange shall not be a condition to, and shall not delay or extend, the Closing (except for Seller’s express right to extend the Closing Date as set forth in Section 4.1 above), and (v) neither party shall be required to acquire title to any property other than the Properties.  Any risk that such an exchange or conveyance might not qualify as a tax-deferred transaction shall also be borne solely by the party seeking to effectuate the same, and each party acknowledges that the other has not provided, and will not provide, any tax, accounting, legal or other advice regarding the efficacy of any attempt to structure the transaction as a 1031 Exchange.  Each party hereby agrees to save, protect, defend, indemnify and hold the other harmless from any and all losses, costs, claims, liabilities, penalties, and expenses, including, without limitation, reasonable attorneys’ fees, fees of accountants and other experts, and costs of any judicial or administrative proceeding or alternative dispute resolution to which the other may be exposed, due to any attempt by the indemnifying party to structure the transaction as a 1031 Exchange.  The provisions of this Section 10.23 shall survive the Closing.

10.24Attorneys’ Fees.  If any action or proceeding is brought by either party against the other party, relating to or arising out of this Agreement, the transaction described herein or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action.  For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding.  The provisions of this Section shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment and shall survive the Closing.

10.25Waiver of Known Defaults.  Notwithstanding anything to the contrary contained herein, in the event that either party hereto has actual knowledge of the default of the other party (a “Known Default”), but nonetheless elects to consummate the transaction contemplated hereby and proceeds to Closing, then the rights and remedies of the non-defaulting party shall be waived with respect to any such Known Default upon the Closing and the defaulting party shall have no liability with respect thereto.

10.26Regulation S-X Audits.  FOR THE PERIOD OF TIME COMMENCING ON THE EFFECTIVE DATE AND CONTINUING THROUGH THE FIRST (1ST) ANNIVERSARY OF THE CLOSING DATE, SELLER SHALL, FROM TIME TO TIME, UPON REASONABLE ADVANCE NOTICE FROM PURCHASER, PROVIDE (A) PURCHASER AND ITS REPRESENTATIVES, AGENTS AND EMPLOYEES WITH REASONABLE ACCESS TO ALL FINANCIAL AND OTHER INFORMATION RELATING TO THE PROPERTY PERTAINING TO THE PERIOD OF SELLER’S OWNERSHIP AND OPERATION OF THE PROPERTY, WHICH INFORMATION IS RELEVANT AND REASONABLY NECESSARY, IN THE OPINION OF PURCHASER’S  OUTSIDE, THIRD PARTY ACCOUNTANTS (THE “ACCOUNTANTS”), TO ENABLE PURCHASER AND ITS ACCOUNTANTS TO PREPARE FINANCIAL STATEMENTS IN COMPLIANCE WITH ANY OR ALL OF (I) RULE 3-14 OF REGULATION S-X OF THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”), (II) ANY OTHER RULE ISSUED BY THE COMMISSION AND APPLICABLE TO PURCHASER OR ITS AFFILIATES, AND (III) ANY REGISTRATION STATEMENT, REPORT OR DISCLOSURE STATEMENT FILED WITH THE COMMISSION BY, OR ON BEHALF OF PURCHASER OR ITS AFFILIATES AND (B) REASONABLE ASSISTANCE TO PURCHASER AND THE ACCOUNTANTS IN COMPLETING AN AUDIT OF SUCH FINANCIAL STATEMENTS; PROVIDED, HOWEVER, THAT IN ANY SUCH EVENT(S), PURCHASER SHALL REIMBURSE SELLER FOR ANY ACTUAL AND DIRECT, THIRD PARTY OUT-OF-POCKET COSTS AND EXPENSES THAT SELLER INCURS IN CONNECTION WITH FULFILLING SELLER’S OBLIGATIONS UNDER THIS SECTION 10.26 WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IF REQUESTED BY PURCHASER, SELLER SHALL DELIVER A REPRESENTATION LETTER IN SUCH FORM AS IS REASONABLY REQUIRED BY PURCHASER, SIGNED BY THE INDIVIDUAL(S) RESPONSIBLE FOR SELLER’S FINANCIAL REPORTING, AS PRESCRIBED BY GENERALLY ACCEPTED AUDITING STANDARDS PROMULGATED BY THE AUDITING STANDARDS DIVISION OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS, WHICH REPRESENTATION LETTER MAY BE REQUIRED TO ASSIST THE ACCOUNTANTS IN RENDERING AN OPINION ON SUCH FINANCIAL STATEMENTS IN ORDER TO COMPLY WITH CLAUSES (A)(I), (II) AND (III) ABOVE.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:

LARO PROPERTIES, L.P.,
a California limited partnership

By:  Elle Properties Inc., its General Partner

By:  /s/ Greg St. Clair________________

Name:  Greg St. Clair________________

Its:  _Vice President_________________

By:  /s/ Antonio Puente_______________

Name:  Antonio Puente_______________

Its:  Secretary_______________________

PURCHASER:

REXFORD INDUSTRIAL REALTY, L.P.,
a Maryland limited partnership

By:  Rexford Industrial Realty, Inc.,

a Maryland corporation,

Its:   General Partner

By:  /s/ Howard Schwimmer

Name Printed:  Howard Schwimmer

Title: Co-Chief Executive Officer

ESCROW COMPANY:

The undersigned Commerce Escrow Company accepts the foregoing Agreement and agrees to act as escrow agent under this Agreement in strict accordance with its terms.

COMMERCE ESCROW COMPANY

By:
Name:
Its:

Date: ______________, 2014

Exhibit A-1

LEGAL DESCRIPTION OF THE __________PROPERTY

All that certain real property situated in the County of San Bernardino, State of California,described as follows:

Parcel 1of Parcel Map  No. 10552-7, in the City of Fontana,County of San Bernardino,State of  California,as per  plat recorded in Book 134, Pages 16 through 18 inclusive of Parcel Maps,Records of  said County and  Corrected by Certificates recorded January 11, 1990 as Instrument No. 90-013994 and  as Instrument No. 90-013997 both of Official Records of  said County.

Assessor's Parcel Number:  0238-091-61

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Exhibit A-2

LEGAL DESCRIPTION OF THE __________PROPERTY

All that certain real property situated in the County San Bernardino, State of California, described as follows:

Parcel l:

Parcel l of Parcel Map No. 11668, in the City of Fontana, County of San Bernardino, State of California, as per plat recorded in Book 147, Pages 65 through 68 inclusive of Parcel Maps, Records of said County.

Excepting therefrom all oil, gas, asphaltum, hydrocarbons, fissionable material and other minerals beneath the surface of the above described land; without, however, any right or license whatsoever to enter upon the surface of said land, or any part thereof, for the purpose of removing therefrom such minerals, as reserved to Kaiser Steel Corporation recorded August 11, 1965 in Book 6450, Page 414 of Official Records and amended by that certain Quitclaim Deed recorded October 9, 1968 in Book 7107, Page 681 of Official Records and as reserved by deed recorded July 7, 1988 as Instrument No. 88-219281 of Official Records.

Also excepting therefrom all oil, gas, asphaltum, hydrocarbons, fissionable material and other minerals beneath the surface of the above described land; provided, however, that Ameron, Inc., formerly known as American Pipe and Construction Company shall have no right or license whatsoever to enter upon the surface of said land, or any part thereof, for the purpose of removing therefrom such minerals, it being the intent hereof that if the same shall be remove by Ameron, Inc., formerly known as American Pipe and Construction Company, its lessees, licensees, successors or assigns such shall be accomplished by lateral or slant drilling boring or other mining methods through shafts or pipes opening upon adjacent property, but without disturbing the surface of such land or any improvements thereon or therein and without limiting or affecting any existing or future use of any portion of the real property, as reserved by Ameron, Inc., formerly known as American Pipe and construction Company by deed recorded

December 17, 1987 as Instrument No. 87-442013 of Official Records.

Parcel 2:

A non-exclusive easement for parking lot light standards and underground electrical lines and conduits and appurtenant facilities located on Parcel 2 of Parcel Map No. 11668, in the City of Fontana, County of San Bernardino, State of California, per Map recorded in Book 147, Pages 65 through 68 of Maps, Records of said County, said easement being described as follows:

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A strip of land, 5.00 feet wide lying within said Parcel 2, the Northerly line of said strip being described as follows:

Beginning at a point on the North line of said Parcel 2, said point being 185.00 feet from the Northeast comer of said Parcel 2, as measured along said North line; Thence South 89° 18' 49" West, 320.00 feet along said North line.

Assessor's Parcel Number: 0238-091-85

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Exhibit A-3

LEGAL DESCRIPTION OF THE __________PROPERTY

All that certain real property situated in the County of  Los Angeles, State of

California, described as follows:

That portion of  the Southwest one-quarter of  Section 8,Township 3 South, Range 11 West, in the City of Santa Fe Springs, County of Los  Angeles, State of California, as shown on map of  the Southwesterly portion of the Rancho Santa Gertrudes, as per map recorded in Book 1, Page  502, of Miscellaneous Records, in the Office of the County Recorder of said County, described as follows:

Beginning at the Southeasterly corner of the land described in deed to Edith Etta Young and June Elrida Malone, recorded on June 23, 1945, as Instrument No. 202, in Book 22044, Page  259, of Official Records, being a point in the Easterly line of said quarter Section, distant North 0° 31' 30" East  602.43 feet from the Southeast corner of said quarter; thence along the Southerly line of  the land described in said deed, North 89° 39'  10" West 434.85 feet to the true point of beginning; thence continuing along said Southerly line North 89° 39' 10" West 330.13 feet to a line parallel with and 125.00 feet Easterly, measured at right angles, from the Easterly line of the land described in deed to Mojave Corporation, recorded on February 8, 1951, as Instrument No. 461  , in Book 35518, Page  317, of Official Records of  said County; thence parallel with said Easterly line, South 0° 31' 30" West 558.26 feet to the Northerly line of Imperial Highway,100 feet wide; thence North 89° 54' 40" East  along said Northerly line of Imperial Highway 268.40 feet to the beginning of a tangent curve concave Southerly and having a radius of  2050.00 feet; thence Easterly along said curve through a central angle of 1° 43' 33", a distance of 61.75 feet to the Westerly line of the land described in deed to Milford Rivet and Machine Company, recorded on March 23, 1953, in Book 41272, Page 31, of Official Records of said County; thence North 0° 31' 30" East along said last mentionedWesterly line 556.63 feet to the true point of beginning.

Assessor's Parcel Number:8026-041-010

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Exhibit B-1

SITE PLAN SHOWING THE _________PROPERTY

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Exhibit B-2

SITE PLAN SHOWING THE _________PROPERTY

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Exhibit B-3

SITE PLAN SHOWING THE _________PROPERTY

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Exhibit C

DEED

RECORDING REQUESTED BY:

AND WHEN RECORDED RETURN TO:

Attn:

(Above Space for Recorder’s Use Only)

In accordance with Section 11932 of the California Revenue and Taxation Code, Grantor has declared the amount of transfer tax which is due by separate statement which is not being recorded with this Grant Deed.

GRANT DEED

FOR VALUE RECEIVED, _________________________________ (“Grantor”), hereby grants as of this ______ day of ___________, 2014, to     , a (“Grantee”), all that certain real property (“Property”) described on Exhibit A attached hereto and incorporated herein by reference, together with all buildings and improvements located thereon and any and all improvements, easements, privileges and rights appurtenant thereto.

THE PROPERTY IS CONVEYED TO GRANTEE SUBJECT TO:

(a)A lien not yet delinquent for taxes for real property against the Property; and

(b)All liens, encumbrances, easements, covenants, conditions and restrictions of record.

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IN WITNESS WHEREOF, Grantor has executed this Grant Deed as of the date first set forth above.

“GRANTOR”

By:

Name:

Title:

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ACKNOWLEDGMENT

State of California

County of ________________

On ______________________ before me, _____________________________________,
(here insert name and title of the notary)

personally appeared ______________________ who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ____________________________  (Seal)

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EXHIBIT A

LEGAL DESCRIPTION

THAT CERTAIN REAL PROPERTY SITUATED IN THE CITY OF __________, COUNTY OF _______________, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

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Document No.:  _______________

Date Recorded:  _______________ ___, 2014

STATEMENT OF TAX DUE AND REQUEST THAT TAX DECLARATION NOT BE
MADE A PART OF THE PERMANENT RECORD IN THE OFFICE OF THE COUNTY RECORDER

(Pursuant to Section 11932 R&T Code)

To:	Registrar Recorder County of _______________, California

Request is hereby made in accordance with the provisions of the Documentary Transfer Tax Act that the amount of tax due not be shown on the original document which names:

____________________________
(as grantor)

_________________________
(as grantee)

Property described in the accompanying document is located in
(  ) unincorporated area of the County of ________________
(X) City of ___________.

The amount of tax due on the accompanying document is $__________

XComputed on full value of property conveyed, or

Computed on full value less liens and encumbrances remaining at time of sale.

“GRANTOR”

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Exhibit D

BILL OF SALE

For good and valuable consideration, the receipt of which is hereby acknowledged, ____________________ (“Seller”), does hereby sell, transfer and convey to ____________________, a __________________________ (“Purchaser”), any and all personal property (the “Personal Property”) owned by Seller and used exclusively in connection with the operation of that certain real property commonly known as ____________________, California, and more particularly described in Exhibit A attached hereto (the “Property”), which Personal Property shall include the items set forth on Exhibit B attached hereto.

Except as set forth in the Purchase Agreement (as hereinafter defined), Purchaser acknowledges that the sale of the personal property is specifically made “as-is” and “where-is,” without any representations or warranties express or implied, including, without limitation, implied warranties of fitness for any particular purpose or merchantability or any other warranties whatsoever.  Except as set forth in the Purchase Agreement, Purchaser has not relied and will not rely on, and Seller is not liable for or bound by, any express or implied warranties, guaranties, statements, representations or information pertaining to the personal property or relating thereto (including specifically, without limitation, information packages distributed with respect to the Property) made or furnished by Seller, the property manager, or any agent or real estate broker representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing.

For purposes of this Bill of Sale, the “Purchase Agreement” shall mean that certain Purchase and Sale Agreement dated as of __________ __, 2014 by and between Seller and Purchaser, as the same may have been subsequently amended.

This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale as of this ____ day of _____________, 2014.

SELLER:

_______________________________

By:  _________________,
a _________________________
Its: ________________

By:
Name:
Title:

PURCHASER:

By:
Name:
Title:

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Exhibit E

ASSIGNMENT AND ASSUMPTION OF LEASES

This Assignment and Assumption of Leases (this “Assignment”) dated as of _______________, 2014 is entered into by and between ___________________________ (“Assignor”), and _________________________, a ______________________________ (“Assignee”).

W I T N E S S E T H

A.Assignor is the lessor under those certain lease agreement(s) identified on Exhibit B attached hereto (the “Leases”) executed with respect to that certain real property commonly known as ____________________________, California (the “Property”) as more fully described in Exhibit A attached hereto;

B.Assignor, as Seller, and Assignee, as Purchaser, have entered into that certain Purchase and Sale Agreement dated as of _________________, 2014 (the “Purchase Agreement”) with respect to the conveyance of the Property (as defined in the Purchase Agreement); and

C.Assignor desires to assign its interest as lessor in the Leases to Assignee, and Assignee desires to accept the assignment thereof;

Now, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

1.Effective as of the Effective Date (as defined below), Assignor hereby assigns to Assignee all of its right, title and interest in and to the Leases.

2.Except as otherwise provided in the Purchase Agreement, effective as of the Effective Date, Assignee hereby assumes all of the Assignor’s obligations under the Leases arising out of facts and circumstances occurring on and after the Effective Date.

3.Any rental and other payments under the Leases shall be prorated between the parties as provided in the Purchase Agreement.

4.In the event of any litigation arising out of this Assignment, the losing party shall pay the prevailing party’s costs and expenses of such litigation, including, without limitation, attorneys’ fees.

5.This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

6.This Assignment shall be governed by and construed in accordance with the laws of the State of California.

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7.This Assignment is delivered pursuant to the Purchase Agreement.

8.For purposes of this Assignment, the “Effective Date” shall be the date of the Closing (as defined in the Purchase Agreement).

9.This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same document.

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IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

ASSIGNOR:

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

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EXHIBIT A

Legal Description of Property

THAT CERTAIN REAL PROPERTY SITUATED IN THE CITY OF ____________, COUNTY OF ________________, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

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EXHIBIT B

Leases

(See Attached)

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Exhibit F

ASSIGNMENT AND ASSUMPTION OF
OPERATING AGREEMENTS, WARRANTIES AND INTANGIBLES

THIS ASSIGNMENT AND ASSUMPTION OF OPERATING AGREEMENTS, WARRANTIES AND INTANGIBLES is made and entered into as of this ____ day of ___________, 2014, by _______________________________ (“Assignor”), and (“Assignee”).

FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, effective as of the Effective Date (as defined below), and in connection with the sale of that certain real property described in Exhibit A attached hereto (the “Property”) Assignor hereby assigns and transfers unto Assignee all of its right, title, claim and interest in and under:

(A)all assignable warranties and guaranties (express or implied) made by or received from any third party with respect to any building, building component, structure, fixture, machinery, equipment, or material situated on, contained in any building or other improvement situated on, or comprising a part of any building or other improvement situated on, any part of the Property including, without limitation, those warranties and guaranties (collectively, “Warranties”);

(B)all of the service contracts listed in Exhibit B attached hereto (the “Service Contracts”); and

(C)any Intangibles (as defined in that certain Purchase and Sale Agreement dated as of ____________________, 2014 between Assignor and Assignee (the “Purchase Agreement”)).

ASSIGNOR AND ASSIGNEE FURTHER HEREBY AGREE AND COVENANT AS FOLLOWS:

1.Effective as of the Effective Date (as defined below), Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to the Service Contracts, Warranties and Intangibles.

2.Effective as of the Effective Date, Assignee hereby assumes all of the owner’s obligations under the Service Contracts, Warranties and Intangibles arising out of facts and circumstances occurring on and after the Effective Date.

3.In the event of any litigation between Assignor and Assignee arising out of this Assignment, the losing party shall pay the prevailing party’s costs and expenses of such litigation, including, without limitation, reasonable attorneys’ fees.

4.This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

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5.This Assignment shall be governed by and construed in accordance with the laws of the State of California.

6.This Assignment is delivered pursuant to the Purchase Agreement.

7.For purposes of this Assignment, the “Effective Date” shall be the date of the Closing (as defined in the Purchase Agreement).

8.This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same document.

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IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

ASSIGNOR:

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

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EXHIBIT A

Legal Description of the Property

THAT CERTAIN REAL PROPERTY SITUATED IN THE CITY OF ________________, COUNTY OF ___________________, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

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EXHIBIT B

Service Contracts

SimplexGrinnell

Electronic Engineering Research Inc. AA Electrical & Communications, Inc. More Art Landscape Services

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Exhibit G

NOTICE TO TENANTS

_____________, ____

To:	________________________ ________________________ ________________________

Re:Notice of Lease Assignment

Premises:	_________________________________ _________________________________

Ladies and Gentlemen:

Please be advised that the Premises have been acquired by, and the Landlord’s interest in your lease has been assigned, to _______________________________________ (“New Owner”).

All future rental and other payments under your lease shall be paid to New Owner, in accordance with the terms of your lease and all notices to landlord shall be delivered, to the following address:

_____________________________
_____________________________
_____________________________
_____________________________
_____________________________

Very truly yours,

Prior Owner:

By:
Name:
Title:

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New Owner:

By:
Name:
Title:

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Exhibit H

CERTIFICATE OF NON‑FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee (Purchaser) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person.  For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform the transferee (Purchaser) that withholding of tax is not required upon the disposition of a U.S. real property interest by ____________________________ (“Seller”), the undersigned hereby certifies the following on behalf of Seller:

1.Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.Seller is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations;

3.Seller’s U. S. employer identification number is _______________; and

4.Seller’s office address is:

c/o _______________________

___________________

______________________

Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee (Purchaser) and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has the authority to sign this document on behalf of Seller.

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IN WITNESS WHEREOF, the undersigned has executed this instrument as of the ____ day of __________, 2014.

SELLER:	___________________________________, ___________________________________

By:
Name:
Title:

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Exhibit I

FORM TENANT ESTOPPEL CERTIFICATE

The undersigned (“Tenant”) hereby certifies to   (“Landlord”), and , as follows, as of the date hereof:

1.Attached hereto is a true, correct and complete copy of that certain Lease dated ________________, between Landlord and Tenant (the “Lease”), for the premises commonly known as ____________________________________ (the “Premises”).  The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Section 6 below.

2.The term of the Lease commenced on ________________, __.

3.The term of the Lease is currently scheduled to expire on ________________, __.

4.Tenant has no option to renew or extend the Term of the Lease except:  .

5.Tenant has no preferential right to purchase the Premises or any portion of the Building/Premises except: ________________________________________________________________.

6.The Lease has: (Initial One)

(      )not been amended, modified, supplemented, extended, renewed or assigned.
(      )been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:  .

7.Tenant has accepted and is now in possession of the Premises and has not sublet, assigned or encumbered the Lease, the Premises or any portion thereof except as follows:  .

8.The current Base Rent is $______________; current monthly parking charges are $____________; and Tenant’s Proportionate Share of current monthly estimated common area charges (including, without limitation, taxes and insurance) is $____________.  Tenant’s Proportionate Share is _______________ Percent (____%).

9.The amount of security deposit (if any) is $_______________.  No other security deposits have been made.

10.All rental payments payable by Tenant have been paid in full as of the date hereof.  No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

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11.All work required to be performed by Landlord under the Lease has been completed and has been accepted by Tenant, and all tenant improvement allowances have been paid in full.

12.As of the date hereof, there are no defaults on the part of Landlord or Tenant under the Lease, nor does any fact or circumstance exist which would constitute a default of Landlord or Tenant under the Lease upon the giving of notice and/or the lapse of time.

13.Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

14.Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as expressly provided in the Lease.

15.All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

16.There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Tenant, nor is Tenant currently insolvent.

17.Tenant pays rent due Landlord under the Lease to Landlord and does not have any knowledge of any other person who has any right to such rents by collateral assignment or otherwise.

The foregoing certification is made with the knowledge that ____________________________________ is about to purchase the Building from Landlord, and that ___________________________ and its lenders, if any, is (are) relying upon the representations herein made in purchasing, and/or making (or allowing the assumption of) a loan with respect to, the building(s).

Dated:  _________________, 2014.

“TENANT”

By:

Print Name:

Its:

2

Exhibit J

LIST OF 12907 LOAN DOCMENTS

[to be completed by seller]

FIRST AMENDMENT TO PURCHASE AGREEMENT

This First Amendment to Purchase Agreement (this “First Amendment”), dated effective as of November 26, 2014, is entered into by and between REXFORD INDUSTRIAL REALTY L.P., a Maryland limited partnership (“Buyer”), and LARO PROPERTIES, L.P.,  a California limited partnership (“Buyer”), with reference to the following facts:

RECITALS

A.Buyer and Seller entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of November 4, 2014 (the “Purchase Agreement”), pursuant to which Seller agreed to sell, and Buyer agreed to buy, certain property more particularly described in the Purchase Agreement and commonly known as (i) 10509 Business Drive, Fontana, California (the “10509 Property”), (ii) 13231 Slover Avenue, Fontana, California (the “13231 Property”) and (iii) 12907 Imperial Hwy, Santa Fe Springs, California (the “12907 Property”) (collectively, the “Property”).

C.Seller and Buyer desire to modify certain terms of the Purchase Agreement consistent with the terms hereof.

AGREEMENT

NOW THEREFORE, for mutual consideration, the receipt and sufficiency of which are agreed to, the Parties agree as follows:

1.Defined Terms.  Unless otherwise defined herein, capitalized terms used in this First Amendment shall have the meanings ascribed to such terms in the Purchase Agreement.  From and after the date of this First Amendment, all references to the “Agreement” in the Purchase Agreement and this First Amendment shall be deemed references to the Purchase Agreement as modified by this First Amendment.

2.Purchase Price Reduction.  Buyer has raised certain conditions of the Property which have caused the Buyer and Seller to agree to a reduction in the Purchase Price.  The 12907 Purchase Price shall be reduced from $12,275,000.00 to $12,260,000.00 and the 10509 Purchase Price shall be reduced from $9,175,000.00 to $8,999,809.00.  The purchase price reduction provided for in this Section 2 shall satisfy Seller's objections to the condition of the Property.

3.Seller’s Post-Closing Work

a.Industrial Insulations Work.  Pursuant to that certain Eighth Amendment to Lease (the “Industrial Insulations Amendment”) dated February 1, 2014, by and between Seller, as “Lessor”, and Industrial Insulations, Inc., a California corporation, as “Industrial Insulations”, with respect to the leased premises commonly known as Unit A at the 10509 Property (the “Industrial Insulations Premises”), Lessor is obligated to perform certain work at the Industrial Insulations Premises as described in Section 8 of the Industrial Insulations Amendment (the “Industrial Insulations Work”).  As of the date hereof, the Industrial Insulations Work has not been completed to the satisfaction of Industrial Insulations, and Seller and Buyer agree that Seller’s performance of the Industrial Insulations Work shall be a post-Closing obligation of Seller under the Agreement.

Seller shall promptly commence and diligently pursue to completion the Industrial Insulations Work at its sole cost and expense.  The Industrial Insulations Work will be deemed complete only upon written notice from Industrial Insulations to Buyer and Seller that all of the work required of Lessor under the Industrial Insulations Amendment is completed to Industrial Insulation’s satisfaction.

b.Electrical Work.  Buyer and Seller agree that Seller’s performance of the electrical work at the 13231 Property described on the bid attached hereto as Exhibit “A” and incorporated herein by this reference (the “Electrical Work”) shall be a post-Closing obligation of Seller under the Agreement.   Seller shall promptly commence and diligently pursue to completion the Electrical Work at its sole cost and expense.

c.Toyota Work. Buyer received the Tenant Estoppel from Toyota Lift of Los Angeles (“Toyota”) attached hereto as Exhibit “B” and incorporated herein by this reference (the “Toyota Estoppel”).  Toyota qualified paragraph 11 of the Toyota Estoppel by certain outstanding work required to be performed by the landlord under the Lease (as defined in the Toyota Estoppel).  Seller has provided Buyer with a credit to offset to cost of the repair and/or replacement of the floor tiling located in the office areas of the Premises (as defined in the Toyota Estoppel) (the “Tile Work”), and Buyer shall assume responsibility to pursue the completion of the Tile Work at its sole cost and expense following the Closing.  If during the completion of the Tile Work, Buyer identifies any work provided in paragraph 5 of the Third Amendment of Lease (as defined in the Toyota Estoppel) (the “Toyota Work”), that is specifically objected to by Toyota, Buyer shall notify Seller in writing of the specific scope of the work and Seller, at its sole cost and expense, shall promptly commence and diligently pursue to completion the Toyota Work.  The Toyota Work will be deemed complete only upon Toyota’s written certification to Buyer and Seller of the following (which language tracks paragraph 11 of the Toyota Estoppel): “All work required to be performed by Landlord under the Lease has been completed and has been accepted by Tenant.”

4.Access.  Buyer hereby grants Seller, its contractor and their agents and sub-contractors (collectively, the “Seller Parties”) a license to access to the Property for the sole purpose of performing the Industrial Insulations Work, Electrical Work and Toyota Work during reasonable hours and subject to the requirements of Section 6 hereof to allow the Industrial Insulations Work, Electrical Work and Toyota Work to be completed.

5.Insurance; Indemnity.  Prior to entering onto the Property following Closing, Seller shall provide Buyer with evidence, satisfactory to Buyer, that the Seller Parties carry commercial general liability insurance in the minimum amount of $1,000,000 per occurrence, which insurance shall be endorsed to name Buyer as an additional insured thereunder.  Seller shall indemnify, defend and hold Buyer harmless against any claims, losses, or damages, including, without limitation, attorney’s fees, incurred or suffered by Buyer and arising out of the performance of the Industrial Insulations Work, Electrical Work, Toyota Work or Seller’s or its agents’ presence on or about the Property following Closing.

6.Full Force and Effect; No Further Changes.  Except as expressly modified by this First Amendment, the Purchase Agreement remains in full force and effect without modification or impairment and any and all previous terminations of the Agreement are hereby rescinded.

7.Counterparts; Facsimile.  This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.  Any party may transmit its signature to this First Amendment by facsimile of

PDF, and such facsimile or PDF transmission shall constitute an original signature for all purposes.

8.Authorized Signatures.  The persons signing this First Amendment on behalf of Buyer and Seller are authorized to do so.

[Signatures appear on next page]

Signature Page to First Amendment to Purchase Agreement

74116-00014/2298107.2

IN WITNESS WHEREOF, Buyer and Seller have executed this First Amendment as of the Effective Date.

“BUYER”	“SELLER”

REXFORD INDUSTRIAL REALTY, L.P.,
a Maryland limited partnership

By:Rexford Industrial Realty, Inc.,

a Maryland corporation,

Its:   General Partner

By: /s/ Howard Schwimmer_____

Name Printed: Howard Schwimmer

Title: Co-Chief Executive Officer

LARO PROPERTIES, L.P.,
a California limited partnership

By:  /s/ Greg St. Clair________________

Name:  Greg St. Clair________________

Its:  Vice President__________________

By:  /s/ Antonio Puente_______________

Name:  Antonio Puente_______________

Its:  Secretary of Elle Properties; General Partner of Laro Properties____

Signature Page to First Amendment to Purchase Agreement

EXHIBIT “A”

(See attached)

Exhibit “A” to First Amendment to Purchase Agreement

EXHIBIT “B”

(See attached)